Execution Version

CREDIT AGREEMENT

dated as of

July 25, 2013

among

AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P.

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

___________________________

J.P. MORGAN SECURITIES LLC,
as Sole Bookrunner and Sole Lead Arranger

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Table of Contents

(continued)

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Table of Contents

(continued)

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SCHEDULES:

Schedule 1.01 -- Initial Guarantors
Schedule 2.01 -- Commitments
Schedule 2.05 -- Initial Borrowing Base Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.13 -- Material Indebtedness
Schedule 3.15 -- Subsidiaries and Investments
Schedule 3.16 -- Real Properties
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.09 -- Existing Restrictions

EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B -- Form of Note
Exhibit C -- Form of Guaranty
Exhibit D -- Form of Compliance Certificate
Exhibit E -- Form of Contribution Agreement
Exhibit F -- Form of Joinder Agreement
Exhibit G-1 -- [Intentionally Omitted]
Exhibit G-2 -- [Intentionally Omitted]
Exhibit H -- Form of Pledge Agreement
Exhibit I -- [Intentionally Omitted]
Exhibit J -- [Intentionally Omitted]
Exhibit K-1 -- U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-2 -- U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-3 -- U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit K-4 -- U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

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CREDIT AGREEMENT dated as of July 25, 2013, among AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrower (as hereinafter defined) has requested that the Lenders (as hereinafter defined) extend credit to the Borrower in an aggregate principal or face amount not exceeding $50,000,000 (subject to increase in accordance with Section 2.21) at any one time outstanding. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent appointed pursuant to Article VIII.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisor” means American Realty Capital Global Advisors, LLC, a Delaware limited liability company.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 or LIBOR02 Pages (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

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“Alternative Currency” means, at any time, any of (a) Euro and Sterling and (b) with the agreement of each Lender, any other Foreign Currency, so long as, in each such case, at such time (i) such Currency is dealt with in the London interbank deposit market, (ii) such Currency is readily available to all Lenders and freely transferable and convertible into Dollars in the London foreign exchange market, (iii) the Reuters Screen LIBOR02 Page (or on any successor or substitute page) reports LIBOR for such Currency for an Interest Period of one (1) month and (iv) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Alternative Currency Loan” means a Loan that is made in an Alternative Currency as requested in the applicable Borrowing Notice.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of any Governmental Authority, including, to the extent having the force of law, all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Credit Exposure of each Lender.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurocurrency Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Consolidated Leverage Ratio reflected in the most recent Compliance Certificate delivered pursuant to this Agreement:

Consolidated Leverage Ratio:	ABR Spread	Eurocurrency Spread
< 40%	0.60%	1.60%
> 40% and < 45%	0.75%	1.75%
> 45% and < 50%	0.90%	1.90%
> 50% and < 55%	1.05%	2.05%
> 55%	1.20%	2.20%

For purposes hereof, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to this Agreement. Anything in this Agreement to the contrary notwithstanding, the Applicable Rate for Eurocurrency Loans shall be the highest rate per annum provided for above (i.e., 3.00%) if a Compliance Certificate shall not be delivered as provided in this Agreement, until such time as such Compliance Certificate is so delivered.

“Appraisal” means, with respect to a Real Property, an appraisal commissioned by the Administrative Agent and addressed to the Administrative Agent and the REIT (reasonably acceptable to the Administrative Agent as to form and substance), prepared by a professional appraiser reasonably acceptable to the Administrative Agent, having at least the minimum qualifications required under Applicable Law governing the Administrative Agent and the Lenders, including without limitation, FIRREA, and determining the “as is” market value of such Real Property.

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“Approved Eligible Property” has the meaning assigned to such term in Section 2.05(b).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Approved Ground Lease” means, at any time, any ground lease (whether related to an interest in land alone or an interest in land and the improvements located thereon) with respect to any Real Property on terms and conditions that are acceptable to the Administrative Agent, and: (a) under which a Subsidiary Guarantor is the lessee, (b) that has a remaining term of no less than forty (40) years (assuming the exercise of any applicable extension options that are exercisable at the lessee’s option) from the date it becomes a Borrowing Base Property under this Agreement or be otherwise subject to a purchase option in favor of the lessee that is exercisable in the sole discretion of such lessee and is for a nominal purchase price, (c) under which any required rental payment, principal or interest payment or other payment due under such lease from the Subsidiary Guarantor to the ground lessor is not more than thirty (30) days past due, (d) where no party to such lease has been the subject of a Bankruptcy Event, (e) where the Subsidiary Guarantor’s interest in the Real Property or the lease, as applicable, is not subject to (i) any Lien other than a Permitted Encumbrance or (ii) any Negative Pledge; (f) containing provisions which permit the use of such Real Property for its then-current use; (g) containing provisions which provide for such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease; and (h) under which there exists, to the Borrower’s knowledge, no default or event of default by a ground lessor which default or event of default has caused or otherwise resulted in or could reasonably be expected to cause or otherwise result in any material interference with the lessee’s occupancy or other rights under the applicable ground lease.

“Arranger” means J.P. Morgan Securities LLC.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date (as may be extended pursuant to Section 2.09(d)) and the date of termination of the Commitments.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means American Realty Capital Global Operating Partnership, L.P. a Delaware limited partnership.

“Borrower Group Entities” means, collectively, each member of the Loan Parties and each Non-Borrowing Base Property Owner.

“Borrowing” means Loans of the same Type and Currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of (a) an amount equal to sixty percent (60%) of the aggregate Determined Borrowing Base Value of the Borrowing Base Properties that are Domestic Real Properties at such time plus (b) an amount equal to forty percent (40%) of the aggregate Determined Borrowing Base Value of the Borrowing Base Properties that are International Real Properties at such time; provided, however, until the Minimum Borrowing Base Criteria have been satisfied, (i) the Borrowing Base shall be based solely on Borrowing Base Properties that are Domestic Real Properties leased to Investment Grade Tenants pursuant to Triple Net Leases with remaining terms of at least ten (10) years and (ii) the Lenders shall not be obligated to advance Loans in excess of $30,000,000 based on such limited Borrowing Base. In order to permit the use of Borrowings to finance Real Properties to be acquired, Borrowing Base Properties to be acquired substantially simultaneously with a proposed Borrowing shall be deemed to be included in the Borrowing Base at the time of Borrowing Request and at the time of Borrowing.

“Borrowing Base Availability Termination Event” has the meaning assigned to such term in Section 2.04.

“Borrowing Base Entity” means any Subsidiary Guarantor that owns or leases all or a portion of a Borrowing Base Property.

“Borrowing Base Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrowing Base Net Operating Income for the Measuring Period immediately preceding such date of determination to (b) the Borrowing Base DSCR Debt Service for such Measuring Period.

“Borrowing Base Domestic Debt Service Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrowing Base Net Operating Income from Domestic Real Properties for the Measuring Period immediately preceding such date of determination to (b) the Borrowing Base DSCR Debt Service for such Measuring Period.

“Borrowing Base DSCR Debt Service” means, as of any date of determination, an amount equal to the constant monthly debt service payments of principal plus interest that would be paid for a Measuring Period, if such debt service payments were calculated so as to fully amortize, over a term of thirty (30) years commencing as of the date of such calculation, a loan in an amount equal to the average daily amount of the aggregate outstanding principal balance of Loans during such Measuring Period, assuming such amount were to bear interest at a fixed interest rate equal to the greater of (i) United States Treasury obligations having maturities as close as possible to ten (10) years from the date of such calculation, plus 250 basis points and (ii) seven percent (7%) per annum. All of such calculations shall be subject to approval by the Administrative Agent.

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“Borrowing Base Net Operating Income” means, for any Measuring Period, the sum of (a) aggregate Net Operating Income for the Borrowing Base Properties for such Measuring Period and (b) in the case of any Borrowing Base Property that was owned as of the last day of such Measuring Period by a Subsidiary Guarantor, but not so owned for the full Measuring Period, the additional amount of Net Operating Income that would have been earned if such Borrowing Base Property had been so owned for the full Measuring Period.

“Borrowing Base Property” means each Real Property identified on Schedule 2.05 hereto and each Approved Eligible Property admitted to the Borrowing Base after the Effective Date pursuant to Section 2.05, in each case, that has not been disqualified as a Borrowing Base Property pursuant to Section 2.05(d) or released form the Borrowing Base pursuant to Section 2.05(e).

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, (b) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in any Alternative Currency or a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Currency, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and (c) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Borrowing denominated in Euro or a notice by a Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, the term “Business Day” shall exclude any day that is not a TARGET Day.

“Capital Lease” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

“Capital Lease Obligations” means, with respect to any Person for any period, the capitalized amount of obligations under Capital Leases for such Person for such period as determined in accordance with GAAP.

“Capitalization Rate” shall mean a rate of (i) 7.50% for office Real Properties, (ii) 7.75% for retail Real Properties or (iii) 8% for industrial Real Properties.

“Cash” means any assets of any Loan Party, which are in the form of, or are readily convertible into, money, including, without limitation, cash, checks, and other negotiable instruments, deposits with any bank or financial institution (whether demand deposits or time deposits).

“Cash Equivalents” means (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit, banker’s acceptances and time deposits with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (b) above; and (f) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

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“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than the Advisor and its Affiliates, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the REIT; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the REIT by Persons who were neither (i) nominated by the board of directors of the REIT nor (ii) appointed by directors so nominated; (c) the REIT shall cease to (i) either be the sole general partner of, or wholly own and control the general partner of, the Borrower or (ii) own, directly or indirectly, greater than fifty percent (50%) of the Equity Interests of Borrower; (d) the Borrower shall cease to directly own one hundred percent (100%) of the Equity Interests in International Holdco; (e) the Borrower shall cease to directly own one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor that owns or leases a Borrowing Base Property that is a Domestic Real Property unless Borrower removes the Borrowing Base Property owned or leased by such Subsidiary Guarantor from the Borrowing Base in accordance with Section 2.05; or (f) International Holdco shall cease to directly own one hundred percent (100%) of the Equity Interests of any Subsidiary Guarantor that owns or leases a Borrowing Base Property that is an International Real Property unless Borrower removes the Borrowing Base Property owned or leased by such Subsidiary Guarantor from the Borrowing Base in accordance with Section 2.05.

“Change in Law” the occurrence after the date of this Agreement or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the collateral upon which Liens have been granted pursuant to the Security Documents.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.04(b)(ii) or Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and (c) increased from time to time pursuant to Section 2.21. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments is $50,000,000.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” shall mean a certificate (including attachments thereto) of a Financial Officer in the form attached to the Credit Agreement as Exhibit D.

“Concentration Limits” has the meaning assigned to such term in Section 2.05(f).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any Person for any Measuring Period, an amount equal to (a) Consolidated Net Income for such Measuring Period, plus (b) the sum of the following (without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such Measuring Period): (i) income tax expense; (ii) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness; (iii) depreciation and amortization expense; (iv) amortization of intangibles (including goodwill) and organization costs; (v) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such Measuring Period, losses on sales of assets outside of the ordinary course of business and costs and expenses incurred during such Measuring Period with respect to acquisitions consummated or unconsummated); (vi) any other non-cash charges, (vii) all commissions, guaranty fees, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such Measuring Period in accordance with GAAP; and (viii) fees, expenses and charges incurred during such Measuring Period, directly relating to (A) the negotiation of and entry into the Loan Documents and any future amendments to the Loan Documents or any agreement entered into in connection therewith and (B) any transactions permitted under Section 6.03 or Section 6.04 (whether or not consummated) and the negotiation of and entry into any documentation in connection therewith, minus (c) the sum of the following (to the extent included in the statement of such Consolidated Net Income for such Measuring Period): (i) interest income (except to the extent deducted in determining such Consolidated Net Income); (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such Measuring Period, gains on the sales of assets outside of the ordinary course of business); (iii) any other non-cash income; and (iv) any cash payments made during such Measuring Period in respect of items described in clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income.

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“Consolidated Entities” means (a) the REIT, (b) the Borrower, (c) the Subsidiaries and (d) any other Persons the accounts of which are consolidated with those of the REIT in accordance with GAAP.

“Consolidated Fixed Charges” means, on a consolidated basis, for the Consolidated
Entities for any Measuring Period, the sum (without duplication) of (a) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs, commissions and defeasance charges) for such Measuring Period, (b) provision for cash income taxes made by such Person on a consolidated basis in respect of such Measuring Period, (c) scheduled principal amortization payments due during such Measuring Period on account of Indebtedness of such Person (excluding balloon payments), and (d) Restricted Payments paid in cash with respect to preferred Equity Interests of such Person during such Measuring Period.

“Consolidated Fixed Charges Coverage Ratio” means, for the Consolidated Entities for any given period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

“Consolidated Interest Expense” means, for any Person for any period, the total interest expense (including that attributable to Capital Lease Obligations) of such Person for such period with respect to all outstanding Total Funded Debt (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers’ acceptance financing and net costs of such Person under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP). Consolidated Interest Expense shall exclude (a) interest rate hedge termination payments or receipts, (b) loan prepayment costs, (c) upfront loan fees, (d) interest expense covered by an interest reserve established under a loan facility, (e) any interest expense under any construction loan or construction activity that under GAAP is required to be capitalized and (f) any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Debt to (b) Total Asset Value.

“Consolidated Net Income” means, for any Person for any period, the consolidated net income (or loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of the REIT for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the REIT or any of its subsidiaries, (b) the income (or deficit) of any Person (other than a Loan Party) in which any Loan Party has an ownership interest, except to the extent that any such income is actually received by such Loan Party in the form of dividends or similar distributions, (c) the undistributed earnings of any subsidiary of any Loan Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Applicable Law and (d) any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Secured Debt to (b) Total Asset Value.

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“Consolidated Secured Recourse Indebtedness Ratio” means, as of any date of determination, the ratio (expressed as a percentage) of (a) Consolidated Total Secured Debt (excluding Non-Recourse Indebtedness) to (b) Total Asset Value.

“Consolidated Tangible Net Worth” means, as of any date, the stockholders’ equity of the REIT and its subsidiaries on a consolidated basis, plus accumulated depreciation and amortization, minus (to the extent included when determining stockholders’ equity): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, service marks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be classified as intangible assets under GAAP (excluding amortization in respect of acquired intangible lease assets), all determined on a consolidated basis.

“Consolidated Total Debt” means, as of any date of determination, (1) the REIT’s consolidated pro rata share of Indebtedness which includes all GAAP Indebtedness (adjusted to eliminate increases or decreases arising from ASC-805) including recourse and non-recourse mortgage debt, letters of credit, net obligations under uncovered interest rate contracts, contingent obligations to the extent the obligations are binding, unsecured debt, capitalized lease obligations (including ground leases), guarantees of indebtedness (excluding traditional carve-outs relating to non-recourse debt obligations), subordinated debt, (2) the REIT’s pro rata share of preferred obligations that are structurally senior to the Obligations and (3) the REIT’s Ownership Share of Consolidated Total Debt of its Unconsolidated Joint Ventures (calculated on a basis consistent with clauses (1) and (2) above).

“Consolidated Total Secured Debt” means that portion of Consolidated Total Debt which is secured by a lien on any real property owned or leased by Borrower or any Subsidiary or Unconsolidated Joint Venture, as applicable.

“Consolidated Total Real Estate Value” means, as of any date of determination, the sum of (a) the aggregate Determined Value of all the then existing Real Properties that are owned by Wholly-Owned Subsidiaries; provided that no more than 10% of the aggregate Determined Value under this clause (a) shall be attributable to Real Properties used primarily for a use other than retail, office or industrial use plus (b) an amount equal to (i) the Determined Value of all then existing Real Properties that are not owned by Wholly-Owned Subsidiaries provided that no more than 10% of the aggregate Determined Value under this clause (b)(i) shall be attributable to Real Properties used primarily for a use other than retail, office or industrial use multiplied by (ii) the percentage of the total outstanding Equity Interests held by the Consolidated Entities in the owner of the subject Real Property, expressed as a decimal.

“Construction in Progress” means each Real Property that is either (a) new ground up construction which has commenced or is intended to be under construction within twelve (12) months or (b) under renovation in which (i) greater than thirty percent (30%) of the square footage of such Real Property is unavailable for occupancy due to renovation and (ii) no rents are being paid on such square footage. A Real Property will cease to be classified as “Construction in Progress” on the earlier to occur of (A) the time that such Real Property has an Occupancy Rate of greater than ninety percent (90%), or (B) one hundred eighty (180) days after completion of construction or renovation of such Real Property, as applicable.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

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“Contribution Agreement” means the Contribution Agreement by and among the Subsidiary Guarantors, substantially in the form of Exhibit E attached hereto, including any accession agreement that may be delivered thereunder.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.

“Currency” means Dollars or any Foreign Currency.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Determined Appraised Value” means, as of any date of calculation, for a Real Property, the aggregate “as-is” appraised value of such Real Property as determined by an Appraisal reasonably satisfactory to the Administrative Agent prepared or updated not more than 30 days prior to the date of determination; provided that in no event shall the Determined Appraised Value of a Real Property exceed its acquisition cost.

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“Determined Borrowing Base Value” means, at any time, the aggregate Determined Value of all current Borrowing Base Properties.

“Determined CAP Value” means, as of any date of calculation, (a) for a Domestic Real Properties, an aggregate value based on (i) the Net Operating Income from such Domestic Real Properties for the most recent Measuring Period for which financial statements have been delivered divided by (ii) the applicable Capitalization Rate, and (b) for an International Real Property, the undepreciated book value of such International Real Property less any impairment charges. The Net Operating Income used in calculating Determined CAP Value at any time shall be based on the Net Operating Income for the most recent Measuring Period for which financials have been delivered. The aggregate Determined CAP Value shall be adjusted to take into account removals and additions of Real Properties from time to time.

“Determined Value” means, at any time, the aggregate of (a) with respect to Real Properties owned or leased by any Borrower Group Entity for 12 months or less, the Determined Appraised Value of all such Real Properties and (b) with respect to Real Properties owned or leased by any Borrower Group Entity for more than 12 months, the Determined CAP Value of all such Real Properties.

“Development Property” means a Real Property currently under development or redevelopment or on which the improvements related to the development that are necessary for the intended use of such Real Property have not been completed.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” means the sale, conveyance, ground lease or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in a Borrowing Base Property or a Non-Borrowing Base Property, including any sale, conveyance, ground lease or other transfer, at any tier, of any ownership interest in any Borrower Group Entity.

“Disqualification Event” shall have the meaning assigned to such term in Section 2.05(d).

“Disqualified Capital Stock” shall mean with respect to any Person any Equity Interest of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including upon the occurrence of any event), is required to be redeemed or is redeemable for cash at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is exchangeable for Indebtedness (other than at the option of such Person), in whole or in part, at any time.

“Distribution Reinvestment Plan” means that certain Distribution Reinvestment Plan adopted by the REIT as of August 23, 2012.

“Dollar Equivalent” means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or in the case of any determination made under Section 2.09(b)(iii) or redenomination under the last sentence of Section 2.16(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which JPMorgan Chase Bank, N.A. offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later; provided, however, that if, at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any method (including obtaining quotes from two (2) or more market makers for the applicable Foreign Currency) as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

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“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Real Property” means any Real Property located in the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Property” means a Real Property which satisfies all of the following requirements as approved by the Administrative Agent in its reasonable discretion:

(a) such Real Property will be (i) if it is a Domestic Real Property, (A) 100% owned in fee simple directly by a Wholly-Owned Subsidiary directly owned by the Borrower or (B) 100% leased to a Wholly-Owned Subsidiary directly owned by the Borrower pursuant to an Approved Ground Lease and (ii) if it is an International Real Property, (A) 100% owned in fee simple directly by a Wholly-Owned Subsidiary that is directly owned by International Holdco which shall be directly owned by the Borrower or a or (B) 100% leased to Wholly-Owned Subsidiary directly owned by International Holdco pursuant to an Approved Ground Lease;

(b) such Subsidiary shall be a Single Purpose Entity owning only its interest in the applicable Real Property;

(c) such Real Property shall be a Domestic Real Property or an International Real Property;

(d) such Subsidiary shall have the right to take the following actions without the need to obtain the consent of any Person (other than consents that have been obtained): (i) to create Liens on such Real Property as security for Indebtedness of the Borrower or such Subsidiary, and (ii) to sell, transfer or otherwise dispose of such Real Property;

(e) neither such Real Property nor the Borrower’s direct or indirect ownership interest in such Subsidiary, is subject to (i) any Lien other than Permitted Encumbrances or (ii) any Negative Pledge;

(f) such Real Property is not a Development Property;

(g) such Real Property is free of all structural defects, title defects or other adverse matters except for defects or matters which are not individually or collectively material to the profitable operation of such Real Property;

(h) such Real Property is not the subject of any condemnation proceeding(s) (or equivalent proceeding with respect to International Real Properties) as of such date that is or are material to the profitable operation of such Real Property and has not, since initial qualification as a “Borrowing Base Property” hereunder been subject to any condemnation other than a condemnation that (i) involves the taking of less than ten percent (10%) of the land constituting such Real Property, provided that no portion of the improvements upon such Real Property is located on the land taken or to be taken; (ii) does not result in the non-conformity of such Real Property with the requirements of Laws concerning minimum lot size, lot coverage, floor area ratio/density, parking or other requirements; (iii) does not result in any impairment of access of such Real Property to one or more public streets; (iv) does not deprive the Real Property of any easements necessary for the use or operation of the Real Property; and (v) does not otherwise have a material adverse effect upon the operations or Net Operating Income to be derived from such Real Property;

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(i) such Real Property is not as of such date and has not, since its initial qualification as a “Borrowing Base Property” hereunder, been affected by any casualty loss which has not been restored, repaired or replaced as required under the terms of the Loan Documents within no more than two hundred forty (240) days after the occurrence of such casualty loss (provided that, after giving effect to the proceeds of any rental loss or business interruption insurance proceeds that are payable with respect to the period during which such restoration and repair shall be continuing there shall be no material adverse impact upon the financial operation of such Borrowing Base Property during such period);

(j) there has not occurred as of such date or since its initial qualification as a “Borrowing Base Property” hereunder any material adverse change in the environmental condition thereof from that described in the environmental site assessment that was delivered for such Real Property at the time it was first added as a Borrowing Base Property, unless such material adverse change does not adversely impact the financial operation of such Borrowing Base Property; and

(k) such Real Property must be 100% occupied by a single tenant pursuant to a Triple Net Lease with a remaining term of at least 5 years (at the time of initial qualification as a Borrowing Base Property) and, in the case of an International Real Property, such tenant must be an Investment Grade Tenant.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (with respect to exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or, except in the case of Section 9.03(b), indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Report” means, with respect to a Real Property, a “Phase I” (or, in connection with International Real Properties, an equivalent report reasonably satisfactory to the Administrative Agent) environmental site assessment (in form and substance reasonably acceptable to the Administrative Agent) for such Real Property commissioned by the Borrower and either addressed to the Administrative Agent or in respect of which the Administrative Agent has received a reliance letter in form and substance reasonably acceptable to the Administrative Agent (it being agreed that such reliance letter need not re-date any statement made in such site assessment), prepared by a qualified firm reasonably acceptable to the Administrative Agent.

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“Equity Interests “ means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“Equity Issuance” means the issuance or sale by any Person of any of its Equity Interests or any capital contribution to such Person by the holders of its Equity Interests.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any Equity Interests such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Euro” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Event of Loss” means with respect to any Borrowing Base Property (a) any loss, destruction or damage of such Borrowing Base Property, (b) any pending or threatened (in writing) institution of any proceedings for the condemnation or seizure of such Borrowing Base Property or of any right of eminent domain or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of Borrowing Base Property, or confiscation of such Borrowing Base Property or requisition of the use of such Borrowing Base Property.

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in the definition of Sanctions Laws and Regulations.

“Extended Maturity Date” means the First Extended Maturity Date and/or the Second Maturity Date, as applicable.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“FFO” means “Funds From Operations” as such term is defined by the National Association of Real Estate Investment Trusts as of the Effective Date (or, if approved by the Borrower and the Administrative Agent, as such meaning may be updated from time to time), as adjusted by acquisition and transaction related costs and expenses for acquisitions and transactions that were consummated or unconsummated and impairment of real estate assets for the Loan Parties, plus any interest expense in respect of any convertible Indebtedness in excess of the cash coupon on such convertible Indebtedness.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the REIT, as applicable.

“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

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“First Extended Maturity Date” has the meaning assigned to such term in Section 2.09(d)(i).

“Fiscal Quarter” or “fiscal quarter” means any three-month period ending on March 31, June 30, September 30 or December 31 of any Fiscal Year.

“Fiscal Year” or “fiscal year” means the 12-month period ending on December 31 in each year or such other period as the Borrower may designate and the Administrative Agent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed).

“Foreign Assets Control Regulations” has the meaning assigned to such term in Section 3.13.

“Foreign Currency” means at any time any Currency other than Dollars.

“Foreign Currency Equivalent” means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term “Dollar Equivalent”, as determined by the Administrative Agent.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Fundamental Change” has the meaning assigned to such term in Section 6.03.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty” means the Guaranty made by each Initial Guarantor (including the REIT and International Holdco) on the Effective Date (and thereafter joined in by any Subsidiary Guarantor pursuant to a Joinder Agreement) in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit C, as the same may be modified and in effect from time to time.

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“Guarantors” means, collectively on a joint and several basis, (i) the REIT, (ii) International Holdco and (iii) each Subsidiary Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case, which are regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, either (i) not past due for more than one hundred and eighty (180) days or (ii) being contested in good faith by appropriate proceedings diligently conducted);

(d) Capital Lease Obligations;

(e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock of such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus (without duplication and only to the extent required to be paid) accrued and unpaid dividends;

(f) all Guarantees of such Person in respect of any of the foregoing;

(g) all obligations of the kind referred to in clauses (a) through (f) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Real Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, but limited to the lesser of (i) the fair market value of the property subject to such Lien and (ii) the aggregate amount of the obligations so secured.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any Capital Lease Obligations on any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. All Loans and reimbursement obligations in respect of Letters of Credit shall constitute Indebtedness of Borrower.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Initial Guarantors” means those Persons set forth on Schedule 1.01.

“Initial Maturity Date” means July 25, 2016.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“International Holdco” means ARC Global Holdco, LLC, a Delaware limited liability company.

“International Proof of Title” has the meaning assigned to such term in Section 2.05(b)(i)(C).

“International Real Property” means any Real Property located outside of the United States of America.

“Investment” means, for any Person: (a) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (b) any purchase by that Person of a Real Property or the purchase of assets of another Person that constitute a business unit, (c) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. “Investment” shall not include any promissory notes or other consideration paid to it or by a tenant in connection with leasing activities. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

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“Investment Grade Tenant” means (a) a tenant with a long term senior unsecured debt rating of Baa1 or better as rated by Moody’s (or an equivalent shadow rating using Moody’s ratings grid) or BBB- or better as rated by S&P (it being understood that in the event there is a discrepancy between the Moody’s rating and the S&P rating, the higher of the two ratings will be utilized) or (b) a tenant that is a subsidiary of an entity that meets such ratings requirement provided that such entity has guaranteed such tenant’s obligations under the applicable lease, which guaranty is reasonably acceptable in form and substance to the Administrative Agent.

“Involuntary Insolvency Default” means an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or any of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit F hereto, executed and delivered by a new Subsidiary Guarantor in accordance with the provisions of Section 2.05(c)(ii).

“Joint Venture” means, as to any Person: (i) any corporation fifty percent (50%) or less of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its subsidiaries or by such Person and one or more of its subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization fifty percent (50%) or less of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Notwithstanding the foregoing, a Joint Venture of the Borrower shall include each Person, other than a Subsidiary, in which the Borrower owns a direct or indirect Equity Interest. Unless otherwise expressly provided, all references in the Loan Documents to a “Joint Venture” shall mean a Joint Venture of the Borrower.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

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“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary or is Controlled by such Person.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 or LIBOR02 Pages (or on any successor or substitute page) on such screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (or in the case of Borrowings in Sterling, 11:00 a.m., London time, on the day such Interest Period commences), as the rate for deposits in such Currency in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page on such screen or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates for deposits in such Currency in the London, or any other suitable, interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which deposits in such Currency of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement (including without limitation, schedules and exhibits thereto), the Notes, the Guaranty, the Letter of Credit documents, the Security Documents, any letter agreements with respect to fees payable to the Arrangers, the Administrative Agent and/or the Lenders and any agreements entered into in connection therewith, including amendments, modifications or supplements thereto or waivers thereof .

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means, with respect to any Loan denominated in or any payment to be made in any Currency, the local time in the Principal Financial Center for the Currency in which such Loan is denominated or such payment is to be made.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under this Agreement or the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under any Loan Document.

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“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Maturity Date” means the later to occur of (a) the Initial Maturity Date; and (b) to the extent maturity is extended pursuant to Section 2.09(d), the applicable Extended Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Loan Amount” means, from time to time, the lesser of (a) the aggregate of all Commitments, as such Commitments may be reduced at the Borrower’s option pursuant to Section 2.09 and (b) the Borrowing Base.

“Measuring Period” means the Fiscal Quarter most recently ended, annualized.

“Minimum Borrowing Base Criteria” means the satisfaction of each of the following conditions:

(a) the Determined Borrowing Base Value equals or exceeds $75,000,000;

(b) there are at least four (4) Borrowing Base Properties; and

(c) at least three of the Borrowing Base Properties must be Domestic Real Properties generating at least sixty percent (60%) of the Determined Borrowing Base Value at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

“Net Operating Income” means, with respect to any Real Property for any period, property rental and other income (as determined by GAAP) attributable to such Real Property accruing for such period (adjusted to eliminate the straight lining of rents and adjusted for amortization of intangible lease assets) minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Real Property for such period, including, without limitation, management fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of Borrower or the other Loan Parties, any interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.

“Non-Borrowing Base Property” means each Real Property owned or leased directly and indirectly by a subsidiary of the Borrower that does not constitute a Borrowing Base Property.

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“Non-Borrowing Base Property Owners” means, collectively, each direct and indirect subsidiary of the Borrower that does not own an interest in a Borrowing Base Property.

“Non-Recourse Indebtedness” means any Indebtedness: (a) under the terms of which the payee’s remedies upon the occurrence of any event of default are limited to specific, identified assets of the payor which secure such Indebtedness and (b) for the repayment of which the payor has no personal liability beyond the loss of such specified assets, except for liability for fraud, material misrepresentation or misuse or misapplication of insurance proceeds, condemnation awards or rents, existence of Hazardous Materials and other then customary exceptions to non-recourse provisions.

“Notes” means the promissory notes provided for in Section 2.10(e)(i) and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and in effect from time to time.

“Obligations” means all obligations, liabilities and indebtedness of every nature of the Loan Parties, from time to time owing to the Administrative Agent, the Issuing Bank or any Lender under or in connection with this Agreement or any other Loan Document to which it is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Occupancy Rate” means, for any Real Property, the percentage of the rentable area of such Real Property leased and occupied by bona fide tenants of such Real Property pursuant to bona fide tenant leases, in each case, which tenants are not more than 90 days past due in the payment of all rent or other similar payments due under such leases.

“Organizational Documents” means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

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“Owner’s Policy” has the meaning assigned to such term in Section 2.05(b)(i)(B).

“Ownership Share” means, with respect to any subsidiary of a Person (other than a wholly owned subsidiary) or any Unconsolidated Joint Venture of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such subsidiary or Unconsolidated Joint Venture or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such subsidiary or Unconsolidated Joint Venture determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such subsidiary or Unconsolidated Joint Venture.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Participating Member States” means those members of the European Union from time to time which adopt a single, shared currency.

“Parties” means the Borrower or any of its affiliates.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PCA” means, with respect to a Real Property, a property condition report (in form and substance reasonably acceptable to the Administrative Agent) for such Real Property commissioned by the Borrower and either addressed to the Administrative Agent or in respect of which the Administrative Agent has received a reliance letter in form and substance reasonably acceptable to the Administrative Agent (it being agreed that such reliance letter need not re-date any statement made in such property condition report), prepared by a qualified firm reasonably acceptable to the Administrative Agent.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

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(f) the rights of tenants under leases or subleases and the rights of licensees under licenses (with respect to intellectual property and other property, including real property), in each case, other than rights or options to purchase, rights of first offer to purchase or rights of first refusal to purchase;

(g) Liens securing obligations in the nature of personal property financing leases for furniture, furnishings or similar assets, Capital Lease Obligations and other purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the obligations secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (iii) with respect to Capital Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capital Leases;

(h) all matters contained in the Lender’s Policy (or if not applicable, the Owner’s Policy) for a Real Property and/or shown on any survey for such Real Property, in either case upon such Real Property becoming a Borrowing Base Property;

(i) Liens incidental to the conduct of the business of any Subsidiary Guarantor including Liens arising with respect to easements, zoning restrictions, use restrictions, rights-of-way, licenses, reservations, covenants, encroachments, building restrictions, broker’s liens, liens arising under leases and reciprocal easement agreements, irregularities in title and other charges or encumbrances on real property or the use of assets of any Subsidiary Guarantor which do not materially interfere with the ordinary course of business of such Subsidiary Guarantor, and that (i) do not secure any monetary obligations for borrowed money, (ii) do not violate any terms and conditions of this Agreement, and (iii) could not reasonably be expected to result in a Material Adverse Effect;

(j) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) subject to the following clause (iii), Lien or restriction that the interest or title of such lessor or sublessor may be subject or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii), so long as, in the case of an Approved Eligible Property, an Eligible Property and a Borrowing Base Property, the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease; and

(k) such other title and survey exceptions as Administrative Agent has approved in writing in Administrative Agent’s reasonable discretion.

“Permitted Investments” means:

(a) Investments in Cash and Cash Equivalents;

(b) subject to Section 5.15, debt and equity investments in and contributions to Subsidiaries of the Borrower;

(c) any Swap Agreement entered into in accordance with Section 6.05;

(d) advances to officers, directors and employees of Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

(e) Investments consisting of extensions of credit in the nature of accounts receivable arising from the grant of trade credit in the ordinary course of business that is not more than one hundred eighty (180) days past due and is not evidenced by a note;

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(f) Investments in non-wholly owned Subsidiaries and Unconsolidated Joint Ventures not to at any time exceed twenty (20.0%) of Total Asset Value;

(g) Investments in mortgages and mezzanine loans not to at any time exceed ten percent (10.0%) of Total Asset Value;

(h) Investments in unimproved land holdings not to at any time exceed ten percent (10.0%) of Total Asset Value;

(i) Investments in Construction in Progress not to at any time exceed ten percent (10.0%) of Total Asset Value;

(j) Investments by the REIT for the redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of the REIT now or hereafter outstanding to the extent permitted under Section 6.06; and

(k) Investments permitted under Applicable Law in the publicly-traded Equity Interests of REITs or other real estate companies conducting business, services or activities substantially similar or related to those engaged in by the REIT and its subsidiaries on the Effective Date not to at any time exceed two and one half percent (2.5%) of Total Asset Value.

“Permitted Transfer” means any of the following:

(a) any direct or indirect Disposition of Equity Interests in the REIT so long as no Change of Control occurs;

(b) any Disposition of a Borrowing Base Property after its release from the Borrowing Base in accordance with Section 2.05;

(c) any Disposition of a Non-Borrowing Base Property or assets with respect thereto or of the equity in the Person that directly or indirectly owns any of the foregoing (but that does not also directly or indirectly own a Borrowing Base Property), including a Disposition pursuant to the foreclosure of a Lien on such Non-Borrowing Base Property that is not prohibited under Section 6.02; provided that the financial covenants in Section 6.07 would not be violated after giving effect to any such Disposition;

(d) any Disposition of personal property that is (i) obsolete or worn-out, (ii) being replaced by other personal property of better or equivalent value, (iii) no longer used or useful in the business of the relevant entity, or (iv) not material to the operation of a Borrowing Base Property or the conduct of business of the relevant Subsidiary Guarantor;

(e) any lease of real or personal property, or sale of inventory, raw materials, supplies or other non-fixed assets in the ordinary course of business;

(f) any grant of an easement or similar right that is a Permitted Encumbrance;

(g) any Disposition of a Real Property due to condemnation provided that after giving effect to such Disposition (x) the financial covenants in Section 6.07 would not be violated and, if such Disposition is of a Borrowing Base Property, then the Concentration Limits also would not be violated and (y) if such Disposition is of a Borrowing Base Property, then the Borrower has also complied with Section 2.05(e) to obtain a release of such Borrowing Base Property from the Borrowing Base;

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(h) any Disposition of any Borrowing Base Property or Non-Borrowing Base Property to any Person (whether or not a Borrower Group Entity) if such Disposition would cure all Defaults with respect to such Borrowing Base Property or Non-Borrowing Base Property provided that after giving effect to such Disposition (x) the financial covenants in Section 6.07 would not be violated and, if such Disposition is of a Borrowing Base Property, then the Concentration Limits also would not be violated and (y) if such Disposition is of a Borrowing Base Property, then the Borrower has also complied with Section 2.05(e) to obtain a release of such Borrowing Base Property from the Borrowing Base;

(i) any Disposition of any Investment not constituting Real Property provided that after giving effect to such Disposition the financial covenants in Section 6.07 would not be violated; and

(j) any Disposition of any other property so long as (i) no Default or Event of Default has occurred and is continuing or would occur after giving effect thereto, (ii) the Borrower remains in compliance with Section 6.07 after giving effect thereto and (iii) if such Disposition is of a Borrowing Base Property, then the Borrower has also complied with Section 2.05(e) to obtain a release of such Borrowing Base Property from the Borrowing Base.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledge Agreement” means the Pledge Agreement executed and delivered by the Borrower and International Holdco to the Administrative Agent on the Effective Date, in each case substantially in the form of Exhibit H (or in connection with International Real Properties owned or leased by a Subsidiary organized under laws outside of the United States, an equivalent security agreement satisfactory to the Administrative Agent), as the same shall be modified and in effect from time to time.

“Preferred Stock” means, with respect to any Person, shares of capital stock of, or other equity interests in, such Person that are entitled to preference or priority over any other capital stock of, or other equity interest in, such person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Financial Center” means, in the case of any Currency, the principal financial center where such Currency is cleared and settled, as determined by the Administrative Agent.

“Quarterly Date” means the third Business Day following the last day of each calendar quarter in each year, the first of which shall be the first such day after the date hereof.

“Real Estate Taxes” means all real estate and personal property taxes, assessments, water rates or sewer rents, maintenance charges, impositions and vault charges, now or hereafter levied or assessed or imposed against all or part of the Borrowing Base Properties and the Non-Borrowing Base Properties, and all payments due under any applicable payment in lieu of taxes (PILOT) or fee in lieu of taxes (FILOT) agreements or other similar arrangements with a Governmental Authority requiring payments in lieu of taxes from any Borrower Group Entities.

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“Real Property” means each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by one of the Borrower Group Entities.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning assigned to such term in Section 9.04.

“REIT” means American Realty Capital Global Trust, Inc., a Maryland corporation.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Credit Exposures and unused Commitments at such time; provided that for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is the Borrower, or any Affiliate of the Borrower shall be disregarded.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“S&P” means Standard & Poor’s.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“Second Extended Maturity Date” has the meaning assigned to such term in Section 2.09(d)(ii).

“Security Documents” means, collectively, the Pledge Agreement and all Uniform Commercial Code financing statements (or the international equivalents in connection with International Real Properties owned or leased by a Subsidiary organized under laws outside of the United States) required by the Pledge Agreement to be filed with respect to the security interests in assets created pursuant to the Pledge Agreement.

“Seismic Report” means, with respect to a Real Property, a seismic assessment for such Real Property (in form and substance reasonably acceptable to the Administrative Agent) commissioned by the Borrower and either addressed to the Administrative Agent or in respect of which the Administrative Agent has received a reliance letter in form and substance reasonably acceptable to the Administrative Agent (it being agreed that such reliance letter need not re-date any statement made in such seismic assessment), prepared by a qualified firm reasonably acceptable to the Administrative Agent, it being agreed that the Seismic Report in the form of the template approved by the Administrative Agent on or prior to the Effective Date is acceptable to the Administrative Agent.

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“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Consolidated Entities as of that date determined in accordance with GAAP, excluding any amounts attributable to Disqualified Capital Stock.

“Single Purpose Entity” means a Person, other than an individual, which (a) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership or leasehold interest in a Borrowing Base Property, (b) does not engage in any business unrelated to clause (a) above, (c) has not and will not have any assets other than those related to its activities in accordance with clauses (a) and (b) above, (d) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (e) holds itself out as being a Person, separate and apart from any other Person, (f) does not and will not commingle its funds or assets with those of any other Person, (g) conducts its own business in its own name, (h) maintains separate financial statements and files its own tax returns (or if its tax returns are consolidated with those of the Borrower, such returns shall clearly identify such Person as a separate legal entity), (i) pays its own debts and liabilities when they become due out of its own funds, (j) observes all partnership, corporate, limited liability company or trust formalities, as applicable, and does all things necessary to preserve its existence, (k) except as expressly permitted by the Loan Documents, maintains an arm’s-length relationship with its Affiliates and shall not enter into any Contractual Obligations with any Affiliates except as permitted under the Credit Agreement, (l) pays the salaries of its own employees, if any, and maintains a sufficient number of employees in light of its contemplated business operations, (m) does not guarantee or otherwise obligate itself with respect to the debts of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except with respect to the Guaranty and as otherwise permitted under the Loan Documents, (n) does not acquire obligations of or securities issued by its partners, members or shareholders, (o) allocates fairly and reasonably shared expenses, including any overhead for shared office space, (p) uses separate stationery, invoices, and checks, (q) does not and will not pledge its assets for the benefit of any other Person (except as permitted under the Loan Documents) or make any loans or advances to any other Person, (r) does and will correct any known misunderstanding regarding its separate identity, (s) maintains adequate capital in light of its contemplated business operations, and (t) has and will have a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the requirements set forth in this definition.

“Solvent” means, when used with respect to any Person, that at the time of determination: (a) the fair saleable value of its assets is in excess of the total amount of its liabilities (including contingent liabilities); (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Special Limited Partner” means American Realty Capital Global Special Limited Partnership, LLC, a Delaware limited liability company.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Sterling” means the lawful currency of the United Kingdom.

“Sterling Loan” means a Loan that is made in Sterling pursuant to the applicable Borrowing Notice.

“Subordinated Creditor” shall have the meaning given such term in Section 5.15(a).

“Subordinated Debt” shall have the meaning given such term in Section 5.15(a).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Wholly-Owned Subsidiary of the Borrower that is the direct owner or lessee of a Borrowing Base Property from time to time; provided that Subsidiary Guarantors may be released as such as provided in Section 2.05(e), and Subsidiaries shall be added as Subsidiary Guarantors pursuant to Joinder Agreements delivered pursuant to Section 2.05(c)(ii).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” means, as of any date of determination, the sum of (a) Consolidated Entities pro rata share of Net Operating Income for the most recent quarter ended prior to such date of determination, multiplied by four, and divided by the Capitalization Rate (excluding the Consolidated Entities’ pro rata share of the Net Operating Income for any Real Property not owned during the previous four quarters), (b) the acquisition price paid for any Real Property acquired during the previous four quarters ended prior to such date of determination, (c) Cash and Cash Equivalents at the end of the most recent quarter prior to such date of determination, (d) vacant land at cost, (e) mortgage notes receivable at GAAP, (f) the aggregate amount of all Investments permitted pursuant to Sections 6.04(g) and (h) and (g) Construction In Progress at cost. Borrower’s Ownership Share of assets held by Unconsolidated Joint Ventures (excluding assets of the type described in the immediately preceding clause (c)) will be included in the calculation of Total Asset Value consistent with the above described treatment for wholly owned assets.

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“Total Funded Debt” means, as of any date, Consolidated Total Debt excluding intracompany Indebtedness, deferred income taxes, security deposits, accounts payable and accrued liabilities, and any prepaid rents, in each case determined in accordance with GAAP.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement, the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Triple Net Lease” means a net lease pursuant to which the tenant is responsible for all costs and expenses in connection with the operation and maintenance of the property, including, without limitation, real estate taxes, insurance, utilities and maintenance (including roof and structure) costs and expenses.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unconsolidated Joint Venture” means (a) any Joint Venture which would not be combined with the REIT in the consolidated financial statements of the REIT in accordance with GAAP, and (b) any Investment of the REIT or any subsidiary of the REIT in any Person that is not a Joint Venture.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Wholly-Owned Subsidiary” means, any Subsidiary of the Borrower in which 100% of the Equity Interest in such Subsidiary is held directly or indirectly by the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the REIT, the Borrower or any Subsidiary at “fair value”, as defined therein.

Section 1.05 Currencies; Currency Equivalents. At any time, any reference in the definition of the term “Agreed Foreign Currency” or in any other provision of this Agreement to the Currency of any particular nation shall mean the then lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date of this Agreement. Except as provided in Section 2.11(b)(iii), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding, would exceed the aggregate amount of Commitments, (ii) the aggregate unutilized amount of the Commitments, (iii) the outstanding aggregate principal amount of Borrowings and (iv) the LC Exposure related to Foreign Currency Letters of Credit, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency and LC Exposure relating to any Foreign Currency Letter of Credit shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing and such LC Exposure determined as of the date of such Borrowing. Wherever in this Agreement in connection with a Borrowing or Loan a required minimum or multiple amount is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, the minimum or multiple amount will be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency.

Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as applicable.

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ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in Dollars or in any Alternative Currency requested by the Borrower in an aggregate principal amount that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Credit Exposures exceeding the Maximum Loan Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02 Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Currency and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided, however, Alternative Currency Loans shall be Eurocurrency Loans. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $250,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Maximum Loan Amount or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of three (3) Eurocurrency Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (a) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be made by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably acceptable to the Administrative Agent (it being agreed that any Borrowing Request in a form previously approved by the Administrative Agent shall be reasonable acceptable to the Administrative Agent). Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount and Currency of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

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(iii) in the case of a Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing denominated in Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Borrowing Base Availability Termination Date. Notwithstanding anything to the contrary contained herein, if (a) at the end of the first or second full Fiscal Quarter occurring after the Effective Date, the REIT has failed to raise additional cash equity of at least $10,000,000 in each of such Fiscal Quarters or (b) at the end of each Fiscal Quarter occurring thereafter, the REIT has failed to raise additional cash equity of at least $25,000,000 in each of such applicable Fiscal Quarters until the REIT has raised an aggregate amount of $200,000,000 of additional cash equity since the Effective Date, there shall be no additional Borrowing Base availability until such time as the REIT is raising additional cash equity at the applicable pace required above as measured by the most recent Fiscal Quarter; provided, however, if the REIT fails to maintain the applicable pace of raising additional cash equity for four (4) consecutive Fiscal Quarters (the last day of such four (4) consecutive Fiscal Quarter Period being a “Borrowing Base Availability Termination Event”), (i) any additional Borrowing Availability at such time shall terminate at such time, (ii) the aggregate Commitments of the Lenders shall be reduced to an amount equal to the aggregate Credit Exposure of all of the Lenders at such time and (iii) the Borrower shall prepay the Loans and/or provide cash collateral for the Lenders’ LC Exposure in accordance with section 2.11(b).

Section 2.05 Borrowing Base Properties.

(a) Initial Borrowing Base Properties. The Real Properties identified on Schedule 2.05 shall, on the Effective Date, be Borrowing Base Properties, and the Borrowing Base initially attributable to such Borrowing Base Properties shall be as set forth on Schedule 2.05.

(b) Request to Include Additional Borrowing Base Properties. If after the Effective Date the Borrower desires that the Lenders include any additional Eligible Property in calculations of the Borrowing Base, the Borrower shall so notify the Administrative Agent in writing and indicate in such writing the use for which such Eligible Property has been developed. No Eligible Property will be evaluated by the Administrative Agent unless and until the Borrower delivers to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent, except to the extent that any such requirement is waived by the Required Lenders:

(i) A report on the status of title to the proposed Eligible Property which shall be one of the following:

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(A) If a Domestic Real Property, a copy of a pro forma ALTA Owner Policy of Title Insurance (“Owner’s Policy”) covering such Eligible Property showing the identity of the fee titleholder thereto and all matters of record; or

(B) If an International Real Property, pro forma evidence of the status of title satisfactory to the Administrative Agent (such evidence being, “International Proof of Title”).

(ii) Copies of all documents of record reflected in Schedule A and Schedule B of the Owner’s Policy (or the equivalent under International Proof of Title) and a copy of the most recent Real Estate Tax bills and notices of assessment;

(iii) A current or currently certified survey (or a title insurance policy that eliminates the survey exception) of such Eligible Property certified by a surveyor licensed in the applicable jurisdiction to have been prepared in accordance with the then effective Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (or in connection with International Real Properties, comparable standards used in the applicable jurisdiction and approved by the Administrative Agent);

(iv) If not adequately covered by the survey certification provided for above, a certificate from a licensed engineer or other professional reasonably satisfactory to the Administrative Agent that such Eligible Property is not located in a Special Flood Hazard Area as defined by the Federal Emergency Management Agency (or, in connection with International Real Properties, as determined by standards reasonably satisfactory to the Administrative Agent), or if such Eligible Property is located in a Special Flood Hazard Area as defined by the Federal Emergency Management Agency (or, in connection with International Real Properties, as determined by standards reasonably satisfactory to the Administrative Agent), then flood insurance, in form and substance reasonably acceptable to the Administrative Agent, covering such Eligible Property;

(v) An Environmental Report with respect to such Eligible Property prepared or updated not more than 3 months (or such longer period as is reasonably acceptable to the Administrative Agent) prior to the date such Eligible Property becomes a Borrowing Base Property under this Agreement;

(vi) A (x) PCA with respect to such Eligible Property prepared or updated not more than 3 months prior to the date such Eligible Property becomes a Borrowing Base Property under this Agreement and (y) Seismic Report with respect to such Eligible Property prepared or updated not more than 3 months prior to the date such Eligible Property becomes a Borrowing Base Property under this Agreement but only if requested by the Administrative Agent and only if Seismic Reports for Real Properties in the area where such Eligible Property is located would be typically required by purchasers or mortgage lenders of such Real Properties;

(vii) Copies of the insurance certificates in respect of insurance required by Section 5.05(b) covering such Eligible Property;

(viii) An instruction to the Administrative Agent to order an Appraisal for such Eligible Property;

(ix) Copies of all Organizational Documents with respect to the Wholly-Owned Subsidiaries that will directly own or lease the applicable Eligible Property;

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(x) A copy of the Triple Net Lease for such Eligible Property, together with, to the extent reasonably available to the Borrower, financials for the proposed lessee there under for its prior 3 fiscal years;

(xi) If the Eligible Property is subject to a ground lease, a copy of such ground lease (which must be an Approved Ground Lease) and an estoppel certificate (in the form and substance required by such Approved Ground Lease) executed by each of the ground lessors with respect to any such Approved Ground Lease and addressed to the ground lessee with respect to such Approved Ground Lease, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or evidence that the applicable Approved Ground Lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest (or in the case of International Real Properties, equivalent protections reasonably satisfactory to the Administrative Agent), or (2) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Administrative Agent;

(xii) UCC (or its equivalent in connection with International Properties), tax lien and judgment lien search reports with respect to the Borrower and each Subsidiary that will directly or indirectly own such Eligible Property and with respect to such Eligible Property in all necessary jurisdictions indicating that there are no Liens of record on such Eligible Property or the direct equity interests in such Subsidiaries other than Permitted Encumbrances; and

(xiii) Evidence that such Eligible Property complies with applicable zoning and land use laws, it being agreed that such evidence may, at the election of the Borrower, be provided in the form of (A) a letter from the municipality stating that such Eligible Property is in compliance with applicable zoning and land use laws, (B) a certificate of occupancy (or its equivalent in connection with International Real Properties) for such Eligible Property that indicates such Eligible Property is in compliance with applicable zoning and land use laws, (C) a 3.1 zoning endorsement attached to the Owner’s Policy for such Eligible Property, (D) a property zoning report that indicates such Eligible Property is in compliance with applicable zoning and land use laws, (E) the Appraisal delivered to the Administrative Agent pursuant to Section 2.05(b)(viii) if such Appraisal includes a certification that such Eligible Property is in compliance with applicable zoning and land use laws or (F) such other evidence as shall be reasonably satisfactory to the Administrative Agent.

If, after receipt and review by the Administrative Agent of the foregoing documents and information and the Appraisal ordered by the Administrative Agent for such Eligible Property, the Administrative Agent is prepared to accept such Eligible Property (an “Approved Eligible Property”) as a Borrowing Base Property, the Administrative Agent will so notify the Borrower and each Lender within fifteen (15) calendar days after receipt and review of all of such documents and information. Within five (5) Business Days of the Administrative Agent’s giving such notice to the Lenders, the Administrative Agent will send copies of the foregoing documents and information (including the Appraisal ordered by the Administrative Agent) to each of the Lenders. If the Administrative Agent determines that an Eligible Property is not an Approved Eligible Property, the Administrative Agent shall so notify the Borrower within the aforesaid period.

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(c) Conditions to Addition of an Approved Eligible Property as a Borrowing Base Property. Each of the following conditions must be satisfied prior to any Approved Eligible Property becoming a Borrowing Base Property hereunder:

(i) No Default or Event of Default shall exist, except to the extent that such Default or Event of Default would be cured by the addition of the Approved Eligible Property to the Borrowing Base and, if applicable, the making of any prepayment or the removal of one or more other properties from the Borrowing Base at or prior to the time such Approved Eligible Property becomes a Borrowing Base Property hereunder;

(ii) The Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, (A) a Joinder Agreement duly executed by the Wholly-Owned Subsidiary that will directly own or lease the applicable Approved Eligible Property, whereby such Wholly-Owned Subsidiary would become a Subsidiary Guarantor; (B) an accession to the Contribution Agreement duly executed by such Wholly-Owned Subsidiary; (C) the items that would have been delivered under Section 4.01(g) if such Wholly-Owned Subsidiary had been a Subsidiary Guarantor on the Effective Date and assuming that the applicable Approved Eligible Property is a Borrowing Base Property as of the effective date of the Joinder Agreement executed by such Wholly-Owned Subsidiary, (D) all documentation and other information that the Administrative Agent or any Lender (through the Administrative Agent) reasonably requests in order to comply with its ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations (provided that the documentation and information required pursuant to this clause (D) shall be provided at least five (5) days prior to the date on which any Approved Eligible Property owned or leased by such Wholly-Owned Subsidiary is treated as a Borrowing Base Property), and (E) such updates to the Schedules attached hereto as would be required to reflect the addition of such Approved Eligible Property as a Borrowing Base Property or the addition of such Wholly-Owned Subsidiary as a Subsidiary Guarantor;

(iii) The Administrative Agent shall have received confirmation reasonably satisfactory to the Administrative Agent of the effectiveness of the Owner’s Policy or the International Proof of Title, as applicable, for such new Borrowing Base Property meeting the requirements of the pro forma Owner’s Policy or the pro forma International Proof of Title, as applicable, previously approved by the Administrative Agent, it being agreed that if the effectiveness of such Owner’s Policy or such International Proof of Title, as applicable, is conditioned solely upon payment of the costs associated with such Owner’s Policy or such International Proof of Title, as applicable, and such costs are to be funded from proceeds of the Loans, then such Owner’s Policy or such International Proof of Title, as applicable, will be deemed effective if an escrow reasonably satisfactory to the Administrative Agent is established that provides for the Owner’s Policy or the International Proof of Title, as applicable, to become effective immediately upon the receipt by the issuer of such Owner’s Policy or such International Proof of Title, as applicable, of such proceeds to pay such costs;

(iv) The Borrower shall have provided, or caused to be provided, to the Administrative Agent certificates of insurance evidencing the insurance policies required for such Approved Eligible Property meeting the requirements of the certificates of insurance previously approved by the Administrative Agent for such Approved Eligible Policy, together with evidence of the payment of premiums therefor that are then due and payable;

(v) The Borrower shall have delivered to the Administrative Agent such opinions of counsel as to such new Subsidiary Guarantors for such Borrowing Base Property as may be consistent with the types and forms of legal opinions delivered with respect to such matters as were delivered on the Effective Date;

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(vi) The Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying (A) that the conditions precedent set forth in Section 2.05(c) have been satisfied; (B) that all financial and operating information delivered to the Administrative Agent pursuant to this Agreement is complete and correct in all material respects; (C) that all representations and warranties relating to Subsidiary Guarantors and Borrowing Base Properties set forth in this Agreement are true and correct in all material respects as to the Wholly-Owned Subsidiaries that are or will be the direct owners or lessees of such Approved Eligible Property and as to such Approved Eligible Property as of the date on which it is to be added as a Borrowing Base Property; (D) that such Approved Eligible Property complies with all covenants set forth herein as of such date; and (E) the purchase price for the Approved Eligible Property, upon which the Administrative Agent and the Lenders shall be entitled to rely;

(vii) The Borrower shall have delivered a Compliance Certificate executed by a Financial Officer demonstrating, and the Administrative Agent shall have determined to its satisfaction that, (A) on a pro forma basis, the aggregate Credit Exposure of all of the Lenders will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request and (B) the Borrower is in compliance with the Concentration Limits and the covenants contained in Section 6.07 as of the most recently ended Fiscal Quarter as to which financial statements have been delivered to the Administrative Agent and after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request;

(viii) The Borrower and the proposed Subsidiary Guarantor shall have executed and delivered to the Administrative Agent the applicable Security Documents with respect to such Approved Eligible Property;

(ix) The Borrower shall deliver, or caused to be delivered, to the Administrative Agent, at the Borrower’s sole expense, a supplement to the Pledge Agreement (in accordance with Section 5.1 of the Pledge Agreement) and related Security Documents (or, if required by Applicable Law to create a valid security interest in International Holdco’s ownership interest in such Wholly-Owned Subsidiary, a security agreement equivalent to the Pledge Agreement that is satisfactory to the Administrative Agent, but such security agreement shall only be required if such Wholly-Owned Subsidiary is organized under laws outside of the United States), duly executed by the Borrower or International Holdco, as applicable, pursuant to which it shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of its ownership interest in such Wholly-Owned Subsidiary; and

(x) The Borrower shall have paid all reasonable costs and expenses incurred and invoiced by the Administrative Agent in reviewing the due diligence materials described above, and in connection with the consideration of such Approved Eligible Property, and in documenting the addition of such Approved Eligible Property as a Borrowing Base Property.

Upon the satisfaction of the foregoing conditions, such Approved Eligible Property shall become a “Borrowing Base Property” hereunder, and Schedule 2.05 attached hereto shall be deemed to have been immediately amended to include such Approved Eligible Property in the list of Borrowing Base Properties.

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(d) Disqualification of a Borrowing Base Property. Notwithstanding anything contained herein to the contrary, if (1) any Real Property previously qualifying as a Borrowing Base Property ceases to meet the criteria for an Eligible Property, (2) any Real Property previously qualifying as a Borrowing Base Property fails to comply with the covenants applicable to such Real Property under the terms of this Agreement, (3) any Real Property previously qualifying as a Borrowing Base Property is subject to an Approved Ground Lease and, to the extent the ground lessee under such Approved Ground Lease has the right to request an estoppel under such Approved Ground Lease, the Borrower is not using commercially reasonable efforts to deliver to the Administrative Agent an estoppel certificate (in the form and substance required under such Approved Ground Lease) from the ground lessor thereof following the Administrative Agent’s request therefor, (4) there has occurred a material adverse effect on the ability of the Borrowing Base Entity owning or leasing such Real Property to perform any of its obligations under the Guaranty (after taking into account the obligations of the Guarantors under the Guaranty and the Contribution Agreement and assuming the enforceability of the obligations of each Subsidiary Guarantor thereunder), (5) an Involuntary Insolvency Default has occurred with respect to the Borrowing Base Entity owning or leasing such Real Property, (6) any Real Property has been “dark” (i.e., not being operated by the applicable tenant and in respect of which the applicable tenant is not paying in full the rent and other amounts due under its lease for such Real Property) for more than 6 months (other than as a result of a casualty loss for which the provisions of clause (1) above shall apply) or (7) such Real Property is no longer 100% occupied by a single tenant pursuant to a Triple Net Lease (a “Disqualification Event”), then in any such event such Real Property shall be removed from all Borrowing Base related calculations contained herein and from all financial covenants herein as a Borrowing Base Property (but such Real Property may be a Non-Borrowing Base Property or may, notwithstanding any provision of the Loan Documents to the contrary, be transferred to a Person outside the Borrower Group Entities altogether) effective the date the Administrative Agent delivers written notice of such Disqualification Event to the Borrower; provided, however, in the event the Administrative Agent is not legally permitted to deliver such written notice the effective date of such removal shall be the date of the occurrence of such Disqualification Event. As of the effective date of such removal, any such removed Real Property shall cease to be a “Borrowing Base Property” hereunder, Schedule 2.05 attached hereto shall be deemed to have been immediately amended to remove such Real Property from the list of Borrowing Base Properties and the Borrower shall be required, within thirty (30) days after such effective date, to make a prepayment of the Loans to the extent the aggregate Credit Exposure of all of the Lenders exceeds the Maximum Loan Amount after giving effect to such removal. For the avoidance of doubt, the parties agree that in the event that the Disqualification Event or the removal of the Borrowing Base Property from the Borrowing Base as provided in this Section 2.05(d) otherwise would constitute or result in an Event of Default, no Event of Default shall be deemed to have occurred unless (x) the prepayment required by the immediately preceding sentence is not made within the thirty (30) day period set forth in the immediately preceding sentence or (y) as a result of the removal of such Borrowing Base Property as provided above in this Section the Borrower is not in compliance with Sections 6.01, 6.04 or 6.07 or the Concentration Limits.

(e) Release of Borrowing Base Properties.

(i) At any time following the Effective Date, the Borrower on one or more occasions may remove, and the Administrative Agent shall take such actions as are necessary to effectuate pursuant to this Section 2.05(e), the release of any Borrowing Base Property from the Borrowing Base (such release resulting in the applicable Borrowing Base Property becoming a Non-Borrowing Base Property or being sold) and the release from the Guaranty of the Subsidiary Guarantor that owns or leases such Borrowing Base Property upon satisfaction of each of the following conditions:

(A) The Borrower shall submit to the Administrative Agent (on behalf of the Lenders), by 12:00 noon Chicago time, at least ten (10) days prior to the date of the proposed release, (x) written notice of its election to obtain such release (which notice shall include a certification by a Financial Officer that the proposed release complies with all of the conditions set forth in this Section 2.05(e)), (y) a Compliance Certificate with respect to such release after giving effect to such release demonstrating the Borrower’s continued compliance with the financial covenants set forth in Section 6.07 and the Concentration Limits and (z) the forms of (1) releases/satisfactions of such Subsidiary Guarantor from its obligations under the Guaranty and (2) the release of the Equity Interests in the applicable Subsidiary Guarantor from the Pledge Agreement, which the Administrative Agent shall execute and deliver to such Subsidiary Guarantor upon satisfaction of all conditions set forth in this Section 2.05(e);

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(B) After giving effect to such release, the aggregate Credit Exposure of all of the Lenders shall not exceed the Maximum Loan Amount, or the Borrower shall, prior to or contemporaneous with, the effectiveness of such release, make a prepayment in the amount of such excess pursuant to Section 2.11(b);

(C) No Default or Event of Default shall exist at the time of the Borrower’s request or on the date of the proposed release or after giving effect thereto (other than a Default or an Event of Default that would be cured by effectuating such release and making any associated prepayment); and

(D) The Borrower shall pay the Administrative Agent’s reasonable and documented costs and expenses in connection with such release (including, without limitation, reasonable fees of the Administrative Agent’s attorneys).

(ii) Upon a Disposition of a Borrowing Base Property pursuant to a Permitted Transfer or satisfaction of the foregoing conditions with respect to the release of a Borrowing Base Property including a release pursuant to Section 2.05(d), (A) Schedule 2.05 shall be immediately amended to remove such Real Property from the list of Borrowing Base Properties, and such Real Property shall no longer be considered a “Borrowing Base Property” for purposes of this Agreement or the other Loan Documents; and (B) the Subsidiary Guarantor that owns or leases such Real Property shall no longer be a Subsidiary Guarantor hereunder and Schedule 1.01 shall be amended if necessary to reflect the removal of such Subsidiary as a Subsidiary Guarantor. It is understood and agreed that, without prejudice to the effectiveness of such release and the corresponding discharge of the obligations of such Subsidiary under the Loan Documents, no such release shall affect any covenants or other provisions of the Loan Documents that apply to the Borrower with respect to such released Subsidiary as a “Subsidiary” or “Affiliate” of the Borrower or impair or otherwise adversely affect the Liens, security interests and other rights of the Administrative Agent or the Lenders under the Loan Documents not being released (or as to the parties to the Loan Documents and Borrowing Base Properties subject to the Loan Documents not being released); provided that nothing in this Section 2.05(e) or elsewhere in this Agreement shall prevent the Borrower from dissolving or otherwise terminating the existence of any such released Subsidiary.

(f) Borrowing Base Concentration Limits. Upon the date which is the earlier of (x) the date on which the Minimum Borrowing Base Criteria are first satisfied and (y) the date that is 365 days from the Effective Date, the Borrowing Base Properties shall be subject to the following concentration limits (collectively, the “Concentration Limits”):

(i) the then Determined Borrowing Base Value of any single Borrowing Base Property shall not exceed twenty-five percent (25%) of the then aggregate Determined Borrowing Base Value of all Borrowing Base Properties;

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(ii) the then aggregate Determined Borrowing Base Value of Borrowing Base Properties subject to Approved Ground Leases shall not exceed twenty percent (20%) of the then aggregate Determined Borrowing Base Value of all Borrowing Base Properties;

(iii) the then aggregate Determined Borrowing Base Value of Borrowing Base Properties occupied by the same tenant and/or its Affiliates shall not exceed twenty-five percent (25%) of the then aggregate Determined Borrowing Base Value of all Borrowing Base Properties;

(iv) at least fifty percent (50%) of the then aggregate Determined Borrowing Base Value of Borrowing Base Properties shall be attributable to leases with Investment Grade Tenants at the Borrowing Base Properties; and

(v) the then aggregate Determined Borrowing Base Value of Borrowing Base Properties that are “dark” (i.e., not being operated by the applicable tenant and in respect of which the applicable tenant is not paying in full the rent and other amounts due under its lease for such Borrowing Base Property) shall not exceed five percent (5%) of the then aggregate Determined Borrowing Base Value of all Borrowing Base Properties.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent, the Issuing Bank and the Borrower, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three Business Days, or such shorter time period acceptable to the Issuing Bank in its sole discretion) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. Without limiting anything in Article IV, a Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed twenty-five percent (25%) of the aggregate amount of the Lenders’ Commitments and (ii) the sum of the aggregate Credit Exposure of all of the Lender shall not exceed the Maximum Loan Amount.

(c) Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension which renewals or extensions, subject to clause (ii) hereof, may be automatic pursuant to the terms of such Letter of Credit so long as the Issuing Bank shall have the right to prevent such renewal or extension at least once in each twelve month period) and (ii) the date that is five Business Days prior to the Maturity Date. Notwithstanding the foregoing, a Letter of Credit may have an expiration date that is not more than twelve (12) months after the Maturity Date so long as (x) the Borrower shall provide cash collateral to the Administrative Agent in an amount equal to the LC Exposure pursuant to and in accordance with Section 2.06(j) with respect to such Letters of Credit on or prior to the date that is five Business Days prior to the Maturity Date, (y) the obligations of the Borrower under this Section 2.06 in respect of such Letters of Credit shall survive the Maturity Date and shall remain in effect until no such Letters of Credit remain outstanding and (z) each Lender shall remain obligated hereunder, to the extent any such cash collateral, the application thereof or reimbursement in respect thereof is required to be returned to the Borrower by the Administrative Agent after the Maturity Date until no such Letters of Credit remain outstanding.

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(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Chicago time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, in the absence of the Borrower’s notification to the Administrative Agent of its intent to make such reimbursement, the Borrower, subject to the conditions to borrowing set forth herein, shall be deemed to have requested in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount (and the Borrower shall be deemed to represent and warrant as to the matters specified in paragraphs (a) and (b) of Section 4.02) and the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower notifies the Administrative Agent of its intent to make such reimbursement and fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall be deemed an ABR Borrowing hereunder that was requested by the Borrower (and the Borrower is deemed to have authorized the Administrative Agent to request such Borrowing on its behalf and the Borrower shall be deemed to represent and warrant as to the matters specified in paragraphs (a) and (b) of Section 4.02) unless an ABR Borrowing is not permitted to be made pursuant to Section 4.02, in which case such payment shall not constitute a Borrowing and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

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(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

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(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement which is not reimbursed with an ABR Borrowing in accordance with the terms hereof, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, within one (1) Business Day after the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) the Borrower is required to provide cash collateral for LC Exposure pursuant to Section 2.11(b), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (k) or (l) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

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Section 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing (unless it is a Eurocurrency Borrowing denominated in a Foreign Currency) to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing; provided that no Foreign Currency Borrowing may be continued if, after giving effect thereto, the aggregate Credit Exposure of all of the Lenders would exceed the Maximum Loan Amount. Eurocurrency Borrowings denominated in a Foreign Currency may not be converted.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery, e-mail or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonable acceptable to the Administrative Agent (it being agreed that any Interest Election Request in a form previously approved by the Administrative Agent shall be reasonably acceptable) and signed by the Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

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(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing denominated in Dollars by any Borrower may be converted to or continued as a Eurocurrency Borrowing and (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period therefor.

Section 2.09 Termination, Reduction and Extension of Commitments.

(a) Scheduled Termination and Reduction. Unless previously terminated, the Commitments shall terminate on the Maturity Date and be reduced in accordance with Section 2.04.

(b) Voluntary Termination or Reduction. The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $15,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Credit Exposures would exceed the total Commitments.

(c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days (or such later date as is acceptable to the Administrative Agent in its sole discretion) prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower if such condition is not satisfied or the effective date of such notice may be extended by the Borrower for no more than ten (10) days if such condition is delayed (by notice to the Administrative Agent on or prior to the specified effective date). Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

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(d) Extension of Maturity Date. Subject to the provisions of this Section 2.09(d), the Borrower shall have two (2) one-year options to extend the Initial Maturity Date, subject to the satisfaction of each of the following conditions:

(i) Subject to the provisions of this Section 2.09(d)(i), the Borrower shall have the option to extend the Initial Maturity Date to July 25, 2017 (the “First Extended Maturity Date”), subject to the satisfaction of each of the following conditions:

(A) The Borrower shall notify the Administrative Agent of the exercise of the extension option at least 30 days, but not more than 120 days, prior to the Initial Maturity Date;

(B) No Default or Event of Default shall have occurred and be continuing on the Initial Maturity Date and after giving effect to the extension;

(C) The aggregate Determined Borrowing Base Value for the Borrowing Base Properties shall be calculated as provided in the definitions of those terms immediately prior to the Initial Maturity Date. Any Determined Appraised Value shall be calculated based on the Appraisals prepared or updated at the Borrower’s expense not more than 12 months prior to the Initial Maturity Date and delivered to the Administrative Agent at least 60 days prior to the Initial Maturity Date;

(D) The aggregate Credit Exposure of all of the Lenders shall be less than or equal to the Maximum Loan Amount, as adjusted in connection with the Appraisals obtained pursuant to clause (C) above in this Section 2.09(d)(i);

(E) The Borrower shall, on the Initial Maturity Date, pay to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments on such date) an extension fee equal to (A) 20.0 basis points multiplied by (B) the aggregate amount of all Commitments as of such date (whether funded or unfunded) and shall have paid all other outstanding fees, expenses or other amounts that are then due and invoiced reasonably in advance of the Initial Maturity Date and for which the Borrower is responsible hereunder;

(F) The Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the Initial Maturity Date signed by an officer of the Borrower certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension;

(G) At the time of the exercise of the extension hereunder, the Borrower shall have delivered (A) a Compliance Certificate demonstrating that the Borrower is in compliance with the covenants set forth in Sections 2.05(f) and 6.07 as of the end of the most recent Measuring Period ending at least forty-five days prior to Initial Maturity Date and (B) a certificate of a Financial Officer certifying that such officer has no knowledge of any change since the end of such applicable Measuring Period that would cause the Borrower to not be in compliance with the covenants set forth in Sections 2.05(f), 6.01, 6.04 and 6.07; and

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(H) The Borrower and the Guarantors shall deliver to the Administrative Agent a reaffirmation of their respective obligations under the Loan Documents (after giving effect to the extension), which reaffirmation shall be in form and substance reasonably satisfactory to the Administrative Agent.

(ii) Subject to the provisions of this Section 2.09(d)(ii), the Borrower shall have the option to extend the First Extended Maturity Date to July 25, 2018 (the “Second Extended Maturity Date”), subject to the satisfaction of each of the following conditions:

(A) The Borrower shall notify the Administrative Agent of the exercise of the extension option at least 30 days, but not more than 120 days, prior to the First Extended Maturity Date;

(B) No Default or Event of Default shall have occurred and be continuing on the First Extended Maturity Date and after giving effect to the extension;

(C) The aggregate Determined Borrowing Base Value for the Borrowing Base Properties shall be calculated as provided in the definitions of those terms immediately prior to the First Extended Maturity Date. Any Determined Appraised Value shall be calculated based on the Appraisals prepared or updated at the Borrower’s expense not more than 12 months prior to the First Extended Maturity Date and delivered to the Administrative Agent at least 60 days prior to the First Extended Maturity Date;

(D) The aggregate Credit Exposure of all of the Lenders shall be less than or equal to the Maximum Loan Amount, as adjusted in connection with the Appraisals obtained pursuant to clause (C) above in this Section 2.09(d)(ii);

(E) The Borrower shall, on the First Extended Maturity Date, pay to the Administrative Agent (for the pro rata benefit of the Lenders based on their respective Commitments on such date) an extension fee equal to (A) 20.0 basis points multiplied by (B) the aggregate amount of all Commitments as of such date (whether funded or unfunded) and shall have paid all other outstanding fees, expenses or other amounts that are then due and invoiced reasonably in advance of the First Extended Maturity Date and for which the Borrower is responsible hereunder;

(F) The Borrower shall have delivered to the Administrative Agent a certificate of the Borrower dated as of the First Extended Maturity Date signed by an officer of the Borrower certifying and attaching the resolutions adopted by such Borrower approving or consenting to such extension;

(G) At the time of the exercise of the extension hereunder, the Borrower shall have delivered (A) a Compliance Certificate demonstrating that the Borrower is in compliance with the covenants set forth in Sections 2.05(f) and 6.07 as of the end of the most recent Measuring Period ending at least forty-five days prior to First Extended Maturity Date and (B) a certificate of a Financial Officer certifying that such officer has no knowledge of any change since the end of such applicable Measuring Period that would cause the Borrower to not be in compliance with the covenants set forth in Sections 2.05(f), 6.01, 6.04 and 6.07; and

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(H) The Borrower and the Guarantors shall deliver to the Administrative Agent a reaffirmation of their respective obligations under the Loan Documents (after giving effect to the extension), which reaffirmation shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 2.10 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Promissory Notes.

(i) Notes. If requested by any Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit B, which promissory note shall be delivered by the Borrower promptly following receipt of such request.

(ii) Substitution, Exchange and Subdivision of Notes. No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s relevant Commitment, Loans and Note pursuant to Section 9.04 (and, if requested by any Lender in connection with such permitted assignment, the Borrower agrees to so exchange any Note).

(iii) Loss, Theft, Destruction or Mutilation of Notes. In the event of the loss, theft or destruction of any Note, upon the Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of the Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to the Borrower, the Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

Section 2.11 Prepayment of Loans.

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(a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.16), subject to prior notice in accordance with paragraph (c) of this Section.

(b) Mandatory Prepayments.

(i) If, on any day, the aggregate Credit Exposure of all Lenders exceeds the Maximum Loan Amount as of such day for any reason, then the Borrower shall (A) pay such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds and/or (B) provide cover for LC Exposure as specified in Section 2.06(j) in such amounts so that the aggregate Credit Exposure of all Lenders does not exceed the Maximum Loan Amount, in either case, within five (5) Business Days after notice from the Administrative Agent to prepay the Loans and/or cash collateralize the LC Exposure in an aggregate amount equal to such excess; provided, however, if the aggregate Credit Exposure of all Lenders exceeds the Maximum Loan Amount because of a disqualification of a Borrowing Base Property pursuant to Section 2.05(d), then the Borrower shall have the thirty (30) days set forth in Section 2.05(d) to make such payment.

(ii) If a Borrowing Base Availability Termination Event occurs, the Borrower shall prepay the Loans in immediate available funds and/or provide cover for LC Exposure as specified in Section 2.06(j), in either case for the benefit of the Lenders, on the first day of each Fiscal Quarter occurring thereafter in equal quarterly amounts equal to the amount computed by dividing (A) the aggregate amount of the Credit Exposure of all of the Lenders at the time of the occurrence of the Borrowing Base Availability Termination Event by (B) 12.

(iii) On the first Business Day of each calendar month prior to the Maturity Date, the Administrative Agent shall promptly determine the aggregate outstanding principal amount of all Loans and Letters of Credit (for which purpose the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent (determined as of such Business Day prior to 10:00 a.m. Chicago time) of the amount in the Foreign Currency of such Loan). Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof. If, on the date of such determination (A) the aggregate outstanding principal amount of all Loans and LC Exposure with respect to all Letters of Credit exceeds the Maximum Loan Amount as of such date or (B) the aggregate LC Exposure of the Issuing Bank (determined for purposes of this clause (B) without giving effect to the participations therein of the Lenders pursuant to Section 2.06(d)) exceeds an amount equal to 25% of the aggregate amount of the Lenders’ Commitments outstanding on such date, the Borrower shall, within five (5) Business Days after notice from the Administrative Agent, (1) in the case of the situation set forth in clause (A) above, prepay the Loans in an amount so that after giving effect thereto the aggregate outstanding principal amount of the Loans and LC Exposure with respect to all Letters of Credit does not exceed the Maximum Loan Amount or (2) in the case of the situation set forth in clause (B) above, provide cover for LC Exposure as specified in Section 2.06(j) in such amounts so that the aggregate LC Exposure of the Issuing Bank (determined for purposes of this clause (2) without giving effect to the participations therein of the Lenders pursuant to Section 2.06(d)) does not exceed 25% of the aggregate amount of the Lenders’ Commitments as of such date.

(c) Manner of Prepayment. The Borrower shall notify the Administrative Agent by telecopy or e-mail of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, Chicago time (or, in the case of a Borrowing denominated in a Foreign Currency, London time), three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Chicago time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 or the date of prepayment under such notice may be extended if the effective date of such termination is extended in accordance with Section 2.09 (provided such extension shall be limited as set forth in Section 2.09). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

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Section 2.12 Fees. (a) On each Quarterly Date and on the date on which the Commitments terminate, the Borrower agrees to pay to the Administrative Agent for the account of each Lender an unused facility fee, which shall be equal to the product of (i) the average daily unused amount of the Commitment of such Lender during the calendar quarter immediately preceding the calendar quarter in which such Quarterly Date or during the calendar quarter in which such date on which the Commitments terminate falls, as the case may be and (ii) a rate per annum of (x) 0.250% at any time that the aggregate principal unused amount of the total Commitments of all Lenders is greater than fifty percent (50%) of the Maximum Loan Amount or (y) 0.150% at any time that the aggregate principal unused amount of the total Commitments of the Lenders is less than or equal to fifty percent (50%) of the Maximum Loan Amount. All unused facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

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(b) The Loans comprising each Eurocurrency Borrowing shall bear interest in the case of a Eurocurrency Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan (including the Applicable Rate) as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and (ii) on Borrowings denominated in Sterling shall in each case be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period;

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; or

(c) the Administrative Agent is advised by a Lender that it has become unlawful for such Lender to honor its obligation to make or maintain Eurocurrency Loans hereunder;

then the Administrative Agent shall give notice thereof to the Borrower by telephone or telecopy, and to the Lenders by Electronic System, as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective (in the case of clause (c) above, only as to the affected Lender), (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing (in the case of clause (c) above, only as to the affected Lender) and (iii) if in accordance with clause (c) above any Lender determines that it is no longer lawful for such Lender or its applicable lending office (subject to Section 2.19(a)) to maintain any existing Eurocurrency Loans, or to continue to charge interest rates based upon the LIBO Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to continue Eurocurrency Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and, in such event, all Eurocurrency Loans of such Lender shall be converted to ABR Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

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Section 2.15 Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower shall pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that if such increased cost has not yet been incurred by such Lender or such other Recipient (as the case may be) and will be avoided by a prepayment of the Loans, then the Borrower may prepay the Loans in an amount that is sufficient to avoid the incurrence of such cost so long as such prepayment is made prior to the incurrence of such cost.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything to the contrary in this Section 2.15, a Lender or other Recipient shall not be entitled to compensation pursuant to the foregoing provisions of this Section 2.15 unless such Lender or other Recipient, as the case may be, is imposing such charges or requesting such compensation from borrowers that are subject to similar provisions.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17 Payments Free of Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) Defined Terms. For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “Applicable Law” includes FATCA.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., Chicago time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 10 S. Dearborn, 7th Floor, IL1-0010, Chicago Illinois 60603, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including facility fees, but not including principal of, and interest on, Loans denominated in any Foreign Currency, which are payable in such Foreign Currency) are payable in Dollars. Notwithstanding the foregoing, if a Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if a Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

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(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

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(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to promptly designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, (i) such designation or assignment would eliminate or reduce amounts payable pursuant to Sections 2.15 or 2.17, as the case may be, in the future, (ii) such designation or assignment would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender and (iii) the costs and expenses likely to be incurred by such Lender in connection with such designation or assignment will not exceed the amounts payable pursuant to Sections 2.15 or 2.17 that are sought to be eliminated or reduced. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender becomes a Defaulting Lender or (iv) any Lender has refused to consent to any proposed amendment, modification, waiver, termination or consent with respect to any provision of this Agreement or any other Loan Document that, pursuant to Section 9.02, requires the consent of all Lenders or each Lender affected thereby and with respect to which Lenders constituting the Required Lenders have consented to such proposed amendment, modification, waiver, termination or consent, then, in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, and (D) in the case of any such assignment resulting from a Lender’s refusal to consent to a proposed amendment, modification, waiver, termination or consent, the assignee shall approve the proposed amendment, modification, waiver, termination or consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

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Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12;

(b) the Commitment and Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby;

(c) if any LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that (x) the sum of all non-Defaulting Lenders’ Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding ;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.06(j) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

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(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all unused facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12 with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized.

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21 Additional Commitments. Borrower shall have the right, at any time prior to the Initial Maturity Date, but in any case not more than three (3) times, to cause the Administrative Agent to increase the total Commitments up to $700,000,000, subject to the following:

(a) Any request for increase in the total Commitments shall be by the Borrower giving written notice (the “Additional Commitment Notice”) to the Administrative Agent thirty (30) days prior to the date upon which the Borrower shall desire such increase to become effective, and shall set forth (1) the requested amount of the additional commitment (the “Additional Commitment Amount”), which Additional Commitment Amount shall be in the minimum amount of $25,000,000 and an integral multiple of $5,000,000 in excess thereof and (2) such details with respect thereto as are reasonably requested by the Administrative Agent.

(b) The aggregate amount of the Lenders’ Commitments after giving effect to the Additional Commitment Amount shall not exceed $750,000,000.

(c) Upon receipt of the Additional Commitment Notice, the Administrative Agent shall notify the then existing Lenders of the terms of such Additional Commitment Notice and each Lender’s pro rata share of the proposed Additional Commitment Amount. If any Lender rejects the offer to increase its respective Commitment or accepts only a portion thereof, which each Lender may do in its sole and absolute discretion, the Administrative Agent shall further offer the rejected shares (or rejected portions thereof) to the Lenders that have accepted the proposed increase in their Commitments (each an “Accepting Lender”), pro rata based on the sum of their then existing Commitments plus any additional portion of the Additional Commitment Amount which they have previously accepted. If any Lender shall not respond to a request by the Administrative Agent pursuant to this clause (c) within ten (10) Business Days after receipt of an offer (including any offer for a portion of the Additional Commitment Amount rejected by another Lender), such Lender shall be deemed to have rejected such offer. The Administrative Agent shall notify the Borrower of all acceptances and rejections with respect to the Additional Commitment Amount by the Lenders. If such acceptances are satisfactory to the Borrower, the Commitments of the Accepting Lenders shall be increased by their respective portions of the Additional Commitment Amount without the consent of any other Lender, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes, (iii) the Accepting Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each Accepting Lender’s pro rata share of outstanding Loans and LC Exposure matches the ratio of its increased Commitment to the aggregate amount of all revised Commitments after giving effect to the Additional Commitment Amount, (iv) the Loan Parties, the Accepting Lenders and the Administrative Agent executing such other documents evidencing such adjustments in the Commitments and the Loans as shall be reasonably acceptable to the Loan Parties, the Accepting Lenders, the Administrative Agent and the Issuing Bank, (v) the Borrower paying the Administrative Agent for the account of each Accepting Lender such upfront fees as shall be agreed to by the Borrower and the Administrative Agent prior to the Administrative Agent commencing its efforts under this paragraph (c), (vi) the Borrower paying the Arranger such fees as shall be agreed to by the Borrower and the Arranger prior to the Administrative Agent commencing its efforts under this paragraph (c) and (vii) the Borrower paying all of the Administrative Agent’s reasonable and documented out-of-pocket expenses in connection with the foregoing.

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(d) In the event that the Additional Commitment Amount is not achieved pursuant to paragraph (c) above, the Arranger shall use commercially reasonable efforts, with the assistance of the Borrower, to arrange for additional lenders with Commitments aggregating up to the Additional Commitment Amount. The Arranger shall submit a list of additional proposed syndicate members to the Borrower for its review and approval, which approval shall not be unreasonably withheld or delayed. If any such proposed lenders are so approved by the Administrative Agent, the Issuing Bank and the Borrower, such lenders shall become additional Lenders under this Agreement in accordance with their respective Commitments without the consent of any other Lenders, subject, however, to (i) no Default or Event of Default being in existence at such time, (ii) the Borrower issuing substitute Notes to the new Lenders, (iii) such new Lenders paying to the Administrative Agent (on behalf of the other Lenders) the aggregate amount determined by the Administrative Agent to be necessary so that each new Lender’s pro rata share of outstanding Loans and LC Exposure matches the ratio of its Commitment to the aggregate amount of all Commitments after giving effect to the Additional Commitment Amount, (iv) the Borrower paying to the Lenders the amounts payable, if any, to such Lenders pursuant to Section 2.16 as a result of the prepayment of any such Loans, (v) the Loan Parties, the new Lenders and the Administrative Agent executing such other documents evidencing their addition as Lenders hereunder and the adjustment of the Commitments and Loans as shall be reasonably acceptable to the Borrower, the Administrative Agent and the Issuing Bank, (vi) the Borrower paying the Arranger for the account of each new lender such upfront fees as shall be agreed to by the Borrower and the Arranger prior to the Arranger commencing its efforts under this paragraph (d), (vii) the Borrower paying the Arranger such fees as shall be agreed to by the Borrower and the Arranger prior to the Arranger commencing its efforts under this paragraph (d) and (viii) the Borrower paying all of the Administrative Agent’s reasonable and documented out-of-pocket expenses in connection with the foregoing.

(e) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, each Lender hereby authorizes the Administrative Agent (on behalf of the Lenders) to enter into amendments and modifications of this Agreement and the other Loan Documents to the extent necessary to reflect the adjustment of the Commitments and the Loans contemplated by this Section.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

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Section 3.01 Organization; Powers. Each of the Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership or limited liability company power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02 Authorization; Enforceability. The Transactions are within the corporate, partnership or limited liability company powers of each Loan Party and have been duly authorized by all necessary corporate, partnership or limited liability company action under their respective Organizational Documents. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to has been duly executed and delivered by each Loan Party which is a party thereto, and the Loan Documents will constitute, a legal, valid and binding obligation of the applicable Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) do not violate any Applicable Law or regulation or the Organizational Documents of any Loan Party or any order of any Governmental Authority, (c) do not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of any Loan Party.

Section 3.04 Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders the REIT’s consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2012, reported on by Grant Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2013, certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Consolidated Entities as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Since December 31, 2012, there has been no material adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.

Section 3.05 Properties.

(a) Property Generally. Each of the Borrowing Base Entities and the Non-Borrowing Base Property Owners has fee simple title to, or leasehold interests in, all its Real Property and personal property material to its business, subject only to Permitted Encumbrances, Liens securing Indebtedness to the extent not prohibited hereunder, and other defects in title that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the extent a Borrowing Base Property is leased by a Subsidiary Guarantor pursuant to an Approved Ground Lease, (i) such lease is in full force and effect and there has been no modifications thereto that could reasonably be expected to have a material adverse effect on (x) the business, assets, operations or financial condition of such Subsidiary Guarantor, (y) the ability of such Subsidiary Guarantor to perform any of its material obligations under any Loan Document to which it is a party or (z) the rights of or benefits available to the Lenders under any Loan Document (except in each case to the extent that a modification has been approved by the Administrative Agent); (ii) no material rights in favor of the applicable Subsidiary Guarantor lessee have been waived, canceled or surrendered in any manner that could reasonably be expected to have a material adverse effect on (x) the business, assets, operations or financial condition of such Subsidiary Guarantor, (y) the ability of such Subsidiary Guarantor to perform any of its material obligations under any Loan Document to which it is a party or (z) the rights of or benefits available to the Lenders under any Loan Document (except in each case to the extent that a modification has been approved by the Administrative Agent); (iii) all rental and other charges due and payable thereunder have been paid in full (except to the extent such payment is not yet overdue or as otherwise could not reasonably be expected to have a material adverse effect on (x) the business, assets, operations or financial condition of such Subsidiary Guarantor, (y) the ability of such Subsidiary Guarantor to perform any of its material obligations under any Loan Document to which it is a party and (z) the rights of or benefits available to the Lenders under any Loan Document); (iv) no Subsidiary Guarantor is in default under or has received any notice of default with respect to such Approved Ground Lease that has not been cured or is not being contested in good faith by such Subsidiary Guarantor; (v) to Borrower’s knowledge, no lessor under such a ground lease is in default thereunder; (vi) a true and correct copy of such ground lease (together with any amendments, modifications, restatements or supplements thereof) has been delivered to the Administrative Agent; and (vii) there exist no material adverse claims as to the applicable Subsidiary Guarantor’s title or right to possession of the leasehold premises referenced therein.

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(b) Intellectual Property. Each of the Loan Parties owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Loan Parties does not infringe upon the rights of any other Person, except for any such failures to own or license to use or infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower, any other Loan Party or any of their subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any other Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07 Compliance with Laws and Agreements. Each of the Borrower, the other Loan Parties and their subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

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Section 3.08 Investment Company Status. Neither the Borrower nor any of the other Loan Parties is required to be registered as an “investment company” as defined in the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and the other Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such other Loan Party, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 ERISA. The Borrower does not employ any employees and does not sponsor, maintain, administer, contribute to, participate in, or have any obligation to contribute to, or any liability under, any Plan or Multiemployer Plan nor has the Borrower established, sponsored, maintained, administered, contributed to, participated in, or had any obligation to contribute to or liability under any Plan or Multiemployer Plan.

Section 3.11 Disclosure. No reports, financial statements, certificates or other written information (other than projections and other forward-looking information and information of a general economic or industry-specific nature) furnished by or on behalf of the Borrower to the Administrative Agent, on behalf of the Lenders, in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that any such projected financial information are not to be viewed as facts, are subject to uncertainties and contingencies, many of which are beyond your control, and that no assurance can be given that any such projected financial information will be realized and that actual results may differ from such projected financial information and that such differences may be material).

Section 3.12 Sanctions Laws and Regulations. None of the Borrower, the REIT, or, to the knowledge of the Borrower, any of their respective directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement or any other capital raising transaction involving any Lender, or any of its Affiliates is a Designated Person.

Section 3.13 Material Indebtedness. As of the date hereof, Schedule 3.13 is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Material Indebtedness (other than Indebtedness evidenced by the Loan Documents), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 3.13.

Section 3.14 Capitalization. The Borrower has heretofore delivered to the Lenders a true and complete copy of the Organizational Documents of the Borrower and each Guarantor. The REIT is the only general partner of the Borrower and the Special Limited Partner, is the only limited partner of the Borrower. The REIT is the general partner of the Borrower. As of the date hereof, (x) there are no outstanding Equity Rights with respect to Equity Interests of the Borrower and (y) there are no outstanding obligations, excluding any Equity Interests, of any Loan Party to repurchase, redeem, or otherwise acquire any Equity Interests in any Loan Party.

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Section 3.15 Subsidiaries and Investments.

(a) Subsidiaries. As of the date hereof, set forth in Part A of Schedule 3.15 is a complete and correct, in all material respects, list of the owners of the outstanding Equity Interests of the Borrower, International Holdco and the Subsidiary Guarantors, together with, for each such Person, (i) the jurisdiction of organization of such Person, (ii) each Person holding direct or indirect Equity Interests in such Person and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of the Borrower, International Holdco and the Subsidiary Guarantors represented by such ownership interests. Except as disclosed in Part A of Schedule 3.15, (x) each of the Loan Parties owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and Permitted Encumbrances), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it in Part A of Schedule 3.15, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

(b) Investments. As of the date hereof, set forth in Part B of Schedule 3.15 is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule 3.15 or in Schedule 3.16, and other than Permitted Investments and operating deposit accounts with banks) held by any Loan Party in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule 3.15, each Loan Party owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

Section 3.16 Real Property. Set forth on Schedule 3.16 (as updated from time to time pursuant to Section 5.21) is a list, as of the date hereof, of each Borrowing Base Property, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. None of such real property is located in an area that has been identified as an area having special flood hazards and in which flood insurance has not been made available under the National Flood Insurance Reform Act of 1994.

Section 3.17 Solvency. On the Effective Date and after giving effect to the Loans occurring on the Effective Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower’s instructions, the Loan Parties are and will be Solvent on a consolidated basis.

Section 3.18 No Default. No Event of Default, monetary Default or Involuntary Insolvency Default has occurred and is continuing.

Section 3.19 Insurance. The Real Properties of the Borrower or its Subsidiaries are, as of the date hereof, insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Real Properties are located, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.20 Security Interests and Liens. Assuming that the UCC-1 financing statements (or equivalent Security Documents with respect to International Real Properties) required to be filed in connection with the Security Documents are filed in the applicable filing office as provided by law and all applicable filing fees are paid, the Security Documents create, as security for the Obligations, valid and enforceable, perfected first priority (subject to Permitted Encumbrances) security interests in and Liens on all of the respective collateral intended to be covered thereunder, in favor of the Administrative Agent as agent for the ratable benefit of the Lenders, and subject to no other Liens other than Permitted Encumbrances and except as may be limited by applicable insolvency, bankruptcy or other laws affecting creditors, rights generally, or general principles of equity, whether in a proceeding in equity or at law. Such security interests in and Liens on such Collateral shall be superior to and prior to the rights of all third parties in such collateral (subject to Permitted Encumbrances) and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law.

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Section 3.21 Executive Offices; Places of Organization. The principal offices, chief executive offices and principal places of business of the REIT and the Borrower are located c/o American Realty Capital, 405 Park Avenue, 15th Floor, New York, New York 10022.

Section 3.22 Securities Act. None of the Loan Parties or any of their respective subsidiaries have issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933 (as amended from time to time) or any other law, nor are they in violation of any rule, regulation or requirement under such act, or the Securities Exchange Act of 1934 (as amended from time to time) other than violations which could not reasonably be expected to have a Material Adverse Effect. None of the Borrower Group Entities or any of their respective subsidiaries is required to qualify an indenture under the Trust Indenture Act of 1939 (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder.

Section 3.23 Brokers. The Borrower has not dealt with any broker or finder with respect to the Transactions or otherwise in connection with this Agreement.

ARTICLE IV

Conditions

Section 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) To the extent requested by a Lender, the Administrative Agent (or its counsel) shall have received from the Borrower a Note duly completed and executed by the Borrower and payable to such Lender.

(c) The Administrative Agent (or its counsel) shall have received the Guaranty duly executed and delivered by the Initial Guarantors.

(d) The Administrative Agent shall have received from the Borrower and International Holdco, the Pledge Agreement and related Security Documents duly executed and delivered by the Borrower and International Holdco, pursuant to which the Borrower and International Holdco shall pledge to the Administrative Agent, for the ratable benefit of the Lenders, all of their respective ownership interest in each Subsidiary Guarantor that owns a Borrowing Base Property.

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(e) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Duane Morris LLP, counsel for the Borrower and the Initial Guarantors, relating to the Loan Parties, this Agreement, the Security Agreements, the other Loan Documents and/or the Transactions as the Required Lenders shall reasonably request; provided that portions of the opinion with respect to the Security Documents may come from local counsel satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(f) The Administrative Agent shall have received from the REIT its consolidated balance sheet as of March 31, 2013, certified by a Financial Officer.

(g) The Administrative Agent (or its counsel) shall have received from the Borrower copies of (i) the certificate of formation of each Loan Party, certified by the Secretary of State of the state of formation (or the international equivalent) of such Person as of a recent date, which date shall be within sixty (60) days prior to the date hereof, (ii) the other Organizational Documents of each Loan Party and (iii) the applicable resolutions authorizing the delivery of the Loan Documents by each Loan Party, in each case, certified by the Secretary, an Assistant Secretary or another authorized officer of such Loan Party (or if such Person is a limited partnership or limited liability company, an authorized representative of its general partner or manager) as of the date of this Agreement as being accurate and complete, all in form and substance satisfactory to the Administrative Agent.

(h) [intentionally omitted]

(i) Administrative Agent shall have received a Compliance Certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and Section 6.07.

(j) The Administrative Agent (or its counsel) shall have received the Contribution Agreement duly executed by the Initial Guarantors.

(k) The Administrative Agent (or its counsel) shall have received copies of the insurance certificates evidencing the existence of all insurance required to be maintained by the Loan Parties pursuant to Section 5.05 and the designation of the Administrative Agent as the loss payee or additional insured, as the case may be, thereunder.

(l) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date), as applicable.

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(b) At the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each making of a Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or cash collateralized in accordance with the terms of Section 2.06(j) and all LC Disbursements shall have been reimbursed or cash collateralized in accordance with the terms of Section 2.06(j), the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent on behalf of the Lenders:

(a) within 90 days after the end of each fiscal year of the REIT, commencing with the fiscal year ending December 31, 2013, the REIT’s audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Consolidated Entities on a consolidated basis in accordance with GAAP consistently applied;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the REIT, commencing with the fiscal quarter ending September 30, 2013, the REIT’s consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Consolidated Entities on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) [intentionally omitted];

(d) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate (i) certifying as to whether a Default has occurred and whether a condition or event which constitutes a mandatory prepayment event has occurred and, if a Default or a mandatory prepayment event has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 2.05(f) and 6.07, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iv) stating whether any material change in accounting policies or financial reporting practices by the Borrower, the REIT or any of their respective subsidiaries has occurred, (v) until the Borrower and the REIT have raised an aggregate amount of $200,000,000 of additional cash equity since the Effective Date or a Borrowing Base Availability Termination Event has occurred, detailing the amount of additional cash equity raised by the Borrower and the REIT during such Fiscal Quarter and (vi) such other information as set forth in the form of Compliance Certificate attached hereto as Exhibit D;

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(e) [intentionally omitted];

(f) [intentionally omitted];

(g) promptly, though only upon the Borrower obtaining actual knowledge thereof, after Moody’s or S&P shall have announced a change in the rating established or deemed to have been established for an Investment Grade Tenant, written notice of such rating change; and

(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, or the ownership and organizational structure of the Borrower Group Entities, as the Administrative Agent may reasonably request.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent on behalf of the Lenders, upon obtaining actual knowledge thereof, prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;

(d) the assertion in writing of a claim of any Environmental Liability by any Person against, or with respect to any activities of any Borrower Group Entity, and any written alleged violation of or non-compliance by or on behalf of any Borrower Group Entity with any Environmental Laws or any permits, licenses or authorizations, other than any claim of Environmental Liability or alleged violation that, if adversely determined, could not (both individually and in the aggregate) reasonably be expected to result in a Material Adverse Effect;

(e) the purchase or Disposition of any Borrowing Base Properties, together with (i) a description of such transaction in reasonable detail and (ii) such other materials reasonably requested by the Administrative Agent;

(f) the occurrence of any Event of Loss aggregating $5,000,000 or more; provided that for purposes of this Section 5.02(f) and without limiting the Borrower’s obligation pursuant to this Section 5.02(f) to provide notice of an Event of Loss described in clause (c) of the definition of Event of Loss, no notice of an Event of Loss described in clause (b) of the definition of Event of Loss shall be required;

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(g) any material change in accounting policies or financial reporting practices by the Borrower, the REIT, International Holdco or any Subsidiary Guarantor; and

(h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03 Existence; Conduct of Business. The Borrower will, and will cause each Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises necessary for the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution not prohibited by Section 6.03 or any disposition not prohibited by Section 6.14.

Section 5.04 Payment of Obligations. The Borrower will, and will cause each Borrower Group Entity to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower Group Entity has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance.

(a) Except to the extent such obligations are complied with by tenants under a lease, the Borrower will, and will cause each of the Borrower Group Entities to, keep and maintain each Borrowing Base Property and each Non-Borrowing Base Property in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b) Except to the extent such obligations are complied with by tenants under a lease, the Borrower will, and will cause each member of the other Loan Parties to insure the Borrowing Base Properties with financially sound and reputable insurance companies (with an A.M. Best policyholders rating of at least A- VIII) not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Real Properties are located. Borrower shall deliver to the Administrative Agent copies of the insurance policies no later than 60 days following the Effective Date.

Section 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Borrower Group Entities to, keep proper books of record and account in which full, true and correct, in all material respects, entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of the Borrower Group Entities to, permit any representatives designated by the Administrative Agent or any Lender (provided that, at Borrower’s request, the Administrative Agent or such Lender must be accompanied by a representative of Borrower), upon reasonable prior notice and subject to the rights of tenants on such properties, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default shall have occurred and be continuing, only one such visit per calendar year by the Administrative Agent or any Lender (or their representatives) shall be at the expense of the Borrower.

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Section 5.07 Compliance with Laws. The Borrower will, and will cause each of the Borrower Group Entities to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower shall cause the Borrowing Base Entities to obtain and maintain in full force and effect all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Borrowing Base Properties for their intended use, except to the extent that the failure of the same to be obtained or to remain in full force and effect does not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only (a) to purchase or lease Real Property, (b) for operating expenses, capital improvements, equity investments, acquisitions, repayments of indebtedness working capital and debt service for the Loan Parties and their subsidiaries and (c) for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support payment and performance obligations of the Borrower and the Subsidiaries incurred in the ordinary course of business.

Section 5.09 Accuracy Of Information. The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 5.09.

Section 5.10 Further Assurances. The Borrower will, and will cause each of the other Loan Parties to, promptly upon request by the Administrative Agent or the Required Lenders, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any Applicable Law, or which either the Administrative Agent or the Required Lenders may reasonably request, to effectuate the Transactions, the reasonable expenses of which shall be paid by the Borrower.

Section 5.11 Ground Leases. With respect to any Approved Ground Lease related to any Borrowing Base Property, the Borrower will cause the Subsidiary Guarantor that is the lessee thereunder to:

(a) timely perform and observe all of the material terms, covenants and conditions required to be performed and observed by it as tenant thereunder (subject to applicable cure or grace periods);

(b) do all things necessary to preserve and keep unimpaired such ground lease and its rights thereunder;

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(c) not waive, excuse or discharge any of the material obligations of the lessor or other obligor thereunder;

(d) diligently and continuously enforce the material obligations of the lessor or other obligor thereunder;

(e) not cancel, terminate or surrender any such ground lease or agree to any cancellation, termination or surrender of any such ground lease unless simultaneously therewith the Borrowing Base Property subject to such ground lease is removed from the Borrowing Base in accordance with Section 2.05(e);

(f) not modify or amend any of the provisions of any such ground lease or agree to any modification or amendment thereof without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed); provided no consent of the Administrative Agent shall be required if after giving effect to such modification or amendment such ground lease would continue to meet the requirements of an Approved Ground Lease as set forth in the definition of Approved Ground Lease;

(g) deliver to the Administrative Agent all default and other material notices received by it or sent by it under the applicable ground lease;

(h) at Administrative Agent’s reasonable request, provide to Administrative Agent any information or materials relating to such ground lease and evidencing the due observance and performance by the Borrower or its Subsidiaries of their obligations thereunder;

(i) not permit or consent to the subordination of such ground lease to any mortgage or other leasehold interest of the premises related thereto;

(j) execute and deliver (to the extent permitted to do so under such ground lease), upon the request of the Administrative Agent, any documents, instruments or agreements as may be reasonably required to permit the Administrative Agent to cure any default under such ground lease;

(k) provide to Administrative Agent written notice of its intention to exercise any option or renewal or extension rights with respect to such ground lease at least thirty (30) days prior to the expiration of the time to exercise such right or option and;

(l) not treat, in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, any ground lease as terminated, cancelled or surrendered pursuant to the Bankruptcy Code without the Administrative Agent’s prior written consent;

(m) in connection with the bankruptcy or other insolvency proceedings of any ground lessor or other obligor, ratify the legality, binding effect and enforceability of the applicable ground lease within the applicable time period therefore in such proceedings, notwithstanding any rejection by such ground lessor or obligor or trustee, custodian or receiver related thereto;

(n) provide to the Administrative Agent not less than thirty (30) days prior written notice of the date on which such Subsidiary Guarantor shall apply to any court or other Governmental Authority for authority or permission to reject the applicable ground lease in the event that there shall be filed by or against such Subsidiary Guarantor any petition, action or proceeding under the Bankruptcy Code or any similar federal or state law; and

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(o) to the extent the lessee under such ground lease has the right under such ground lease to obtain an estoppel from the lessor under such ground lease, deliver to the Administrative Agent (or, subject to the requirements of the subject ground lease, cause the applicable lessor or other obligor to deliver to the Administrative Agent) an estoppel certificate in relation to such ground lease in form and substance reasonably acceptable to the Administrative Agent, in its discretion, and, in any case, setting forth (A) the name of lessee and lessor under the ground lease (if applicable); (B) that such ground lease is in full force and effect and has not been modified except to the extent Administrative Agent has received notice of such modification; (C) that no rental and other payments due thereunder are delinquent as of the date of such estoppel; and (D) whether such Person knows of any actual or alleged defaults or events of default under the applicable ground lease.

Section 5.12 Hazardous Materials. The Borrower will, and will cause each of the Borrower Group Entities to, do the following:

(a) Keep and maintain all Real Properties owned by such Person in material compliance with any Environmental Laws unless the failure to so comply would not be reasonably expected to result in a Material Adverse Effect to such Real Property or the owner thereof; and

(b) Promptly cause any remediation required by any Environmental Laws though no such action shall be required if any action is subject to a good faith contest and cause the removal of any Hazardous Materials discharged, disposed of, or otherwise released in, on or under any Real Properties that are owned by any Borrower Group Entity that are in violation of any Environmental Laws, in each case where the failure to take such action would be reasonably expected to result in a Material Adverse Effect or, except to the extent caused, accelerated or exacerbated by Administrative Agent or any Lender, an actual material liability for which the Administrative Agent or any Lender is directly liable for and required under Environmental Law or other Applicable Law to assume, resolve or pay for. In the course of carrying out such actions, the Borrower shall provide the Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as the Administrative Agent may reasonably require.

Section 5.13 [Intentionally Omitted]

Section 5.14 Single Purpose. The Borrower shall cause each Subsidiary Guarantor to maintain themselves as a Single Purpose Entity.

Section 5.15 Subordination.

(a) The Borrower hereby, and hereby agrees to cause the REIT and each of Borrower’s Subsidiaries and Affiliates (the Borrower, the REIT and each such Subsidiary and Affiliate being a “Subordinated Creditor”) to, absolutely and irrevocably subordinate, both in right of payment and in time of payment, (i) in the case of any Subordinated Creditor that is a Subsidiary or Affiliate of the Borrower, any and all present or future obligations and liabilities of the Borrower or any of its other Subsidiaries owed to such Subordinated Creditor and (ii) in the case of the Borrower being a Subordinated Creditor, any and all present and future obligations and liabilities of any Subsidiary owed to such Subordinated Creditor (such obligations and liabilities referred to in clauses (i) or (ii) being “Subordinated Debt”), to the prior payment in full in cash of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the obligations under the Guaranty. Each Subordinated Creditor agrees to make no claim for, or receive payment with respect to, such Subordinated Debt until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the obligations under the Guaranty have been fully discharged in cash.

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(b) All amounts and other assets that may from time to time be paid or distributed to or otherwise received by any Subordinated Creditor in respect of Subordinated Debt in violation of this Section shall be segregated and held in trust by the Subordinated Creditor for the benefit of the Lenders and Issuing Bank and promptly paid over to the Administrative Agent.

(c) Each Subordinated Creditor further agrees not to assign all or any part of the Subordinated Debt unless the Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement. After the occurrence and during the continuation of an Event of Default, at the election of the Administrative Agent by written notice to the Subordinated Creditors, (i) the Subordinated Debt shall be enforced, collected and held by the relevant Subordinated Creditor as trustee for the Lenders and the Issuing Bank and shall be paid over to the Administrative Agent for the benefit of the Lenders and the Issuing Bank on account of the Obligations, and (ii) the Subordinated Creditors shall execute, file and record such documents and instruments and take such other action as the Administrative Agent reasonably deems necessary or appropriate to perfect, preserve and enforce the Lenders’ and the Issuing Bank’s rights in and to the Subordinated Debt and any security therefor. If any Subordinated Creditor fails to take any such action, after the occurrence and during the continuation of an Event of Default, the Administrative Agent, as attorney-in-fact for such Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor. The foregoing power of attorney is coupled with an interest and cannot be revoked prior to, but shall automatically terminate upon, indefeasible payment in full of the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), expiration or termination of the Commitments and expiration, termination or cash collateralization of all of the Letters of Credit.

(d) In any bankruptcy or other proceeding in which the filing of claims is required by Applicable Law, the Borrower shall cause each Subordinated Creditor, to the fullest extent that it is lawfully permitted to do so, to file all claims relating to the Subordinated Debt that the Subordinated Creditor may have against the obligor thereunder and shall assign to the Administrative Agent, for the benefit of the Lenders and the Issuing Bank, all rights relating to the Subordinated Debt thereunder as security for the payment of the Obligations when due. After the occurrence and during the continuation of any Event of Default and until such time as the Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been indefeasibly paid in full, the Commitments have expired or been terminated and all of the Letters of Credit have expired or been terminated or cash collateralized, if any Subordinated Creditor does not file any such claim, the Administrative Agent, as attorney-in-fact for the Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor or, in the Administrative Agent’s discretion, to assign the claim to a nominee as security for the payment of the Obligations when due, and to cause proof of claim to be filed in the name of the Administrative Agent or the Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked prior to, but shall automatically terminate upon, indefeasible payment in full of the Obligations, expiration or termination of the Commitments and expiration or termination of all of the Letters of Credit. The Administrative Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent for the benefit of the Lenders and the Issuing Bank the amount payable on such claim and, to the full extent necessary for that purpose, each Subordinated Creditor hereby assigns to the Administrative Agent for the benefit of the Lenders and the Issuing Bank all of the Subordinated Creditor’s rights to any such payments or distributions; provided, however, the Subordinated Creditor’s obligations hereunder shall not be satisfied except to the extent that the Administrative Agent receives cash by reason of any such payment or distribution.

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(e) Each of the Subordinated Creditors hereby agrees that the Administrative Agent, the Issuing Bank and the Lenders may at any time in their discretion renew or extend the time of payment of the Obligations or exercise, fail to exercise, waive or amend any other of their rights under this Agreement, any Loan Document or any instrument evidencing or securing or delivered in connection therewith, and in reference thereto may make and enter into such agreements as to them may seem proper or desirable, all without notice to or further assent from the Subordinated Creditors (except as otherwise expressly required pursuant to this Agreement), and any such action shall not in any manner impair or affect the subordination set forth in this Section or any of the Administrative Agent’s, the Issuing Bank’s or Lenders’ rights hereunder. The Subordinated Creditors each hereby waive and agree not to assert against the Administrative Agent, the Issuing Bank or the Lenders any rights which a guarantor or surety could exercise with respect to any indebtedness of a Borrower or a Guarantor, but nothing in this Section shall constitute the Subordinated Creditors a guarantor or surety.

Section 5.16 [Intentionally Omitted]

Section 5.17 [Intentionally Omitted]

Section 5.18 Collateral Matters. The Borrower shall cause all of the Collateral to, in each case, be subject at all times to first priority, perfected Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Security Documents, subject in any case only to Permitted Encumbrances.

Section 5.19 Operating Accounts. The Borrower shall maintain its central operating account at JPMorgan Chase Bank, N.A.

Section 5.20 [Intentionally Omitted]

Section 5.21 Updates to Schedules. Each time the Borrower is required to remake a representation contained in this Agreement (or is deemed to have remade a representation contained in this Agreement), the Borrower shall deliver to the Administrative Agent an updated Schedule 2.05, but only if an update to such Schedule is required for such remade (or deemed remade) representation to be complete and correct in all material respects.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or cash collateralized in accordance with the terms of Section 2.06(j) and all LC Disbursements shall have been reimbursed or cash collateralized in accordance with the terms of Section 2.06(j), the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

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(c) Indebtedness of Non-Borrowing Base Property Owners that own a direct interest in Non-Borrowing Base Properties, provided that does not cause non-compliance with the financial covenants set forth in Section 6.07;

(d) Indebtedness existing on the date hereof and set forth in Schedule 6.01 attached hereto and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such Indebtedness does not cause non-compliance with the financial covenants set forth in Section 6.07;

(e) Guarantees by the Borrower of Indebtedness of any Subsidiary, by the REIT of Indebtedness of the Borrower or any Subsidiary, and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that such Guarantees do not cause non-compliance with the financial covenants set forth in Section 6.07 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property;

(f) Indebtedness in respect of Swap Agreements not prohibited by Section 6.05; and

(g) additional Indebtedness of the REIT, the Borrower or any of its Subsidiaries in an aggregate principal amount at any one time outstanding that would not cause a violation of Section 6.07 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property.

Section 6.02 Liens. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, create, incur, assume or permit to exist any Lien on all or any portion of the Collateral or any proceeds therefrom, except:

(a) Liens created pursuant to the Security Documents;

(b) Permitted Encumbrances; and

(c) Any Lien on any property or asset of the Borrower or any Subsidiary set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any other Loan Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.

Section 6.03 Fundamental Changes. (a) Each of the REIT and the Borrower shall not, nor shall it permit any other Loan Party to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or effect a disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (any such transaction, a “Fundamental Change”), except that, so long as no Default and no Event of Default has occurred and is continuing or would result therefrom:

(i) any Loan Party (other than the REIT, the Borrower or International Holdco) may merge with (i) the REIT, the Borrower or International Holdco, provided that the REIT, the Borrower or International Holdco, as applicable, shall be the continuing or surviving Person, or (ii) any other Loan Party, or (iii) any other Person provided that, if it owns or leases a Borrowing Base Property and is not the surviving entity, then the Borrower shall have complied with Section 2.05(e) to remove such Borrowing Base Property from the Borrowing Base prior to such merger;

(ii) any Loan Party (other than the REIT or the Borrower) may effect a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Loan Party provided that if the Administrative Agent had a Lien on such assets prior to such Disposition, then contemporaneously with such Disposition the Loan Parties execute such documents and instruments as reasonably requested by the Administrative Agent so that after giving effect to such Disposition the Administrative Agent will have a first priority Lien (subject only to Permitted Encumbrances) on such assets;

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(iii) any Loan Party may effect a Disposition of a Property owned by such Loan Party in the ordinary course of business and for fair value; provided that if such Property is a Borrowing Base Property, then Borrower shall have complied with Section 2.05(e) to remove such Borrowing Base Property from the Borrowing Base prior to such Disposition; and

(iv) the REIT or the Borrower may, directly or indirectly, merge or consolidate with any other Person so long as (A) the REIT or the Borrower shall be the survivor thereof; (B) the Borrower shall have given the Administrative Agent at least thirty (30) days’ prior written notice of such consolidation or merger; (C) at the time the Borrower gives notice pursuant to clause (B) of this subsection, the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 6.07, after giving effect to such consolidation or merger.

Nothing in this Section shall be deemed to prohibit the sale or leasing of Real Property or portions of Real Property in the ordinary course of business so long as no Event of Default would result therefrom.

(b) The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, make or permit to remain outstanding any Investments except Investments in (a) Real Properties, (b) Permitted Investments, (c) operating deposit accounts with banks, (d) any Fundamental Change to the extent permitted under Section 6.03, (e) Investments set forth on Schedule 6.04 attached hereto, (f) (i) Investments in the ordinary course of business constituting all of the Equity Interests of any Person the assets of which (other than immaterial assets) constitute real property assets and which Investments do not constitute or include the assumption of Indebtedness of such Person or a Guarantee of Indebtedness of such Person (in each case other than Non-Recourse Indebtedness) or (ii) Investments constituting all of the Equity Interests in any other Person so long as (A) unless the assets of such Person (other than immaterial assets) constitute real property assets, the Borrower shall have given the Administrative Agent at least 30 days’ prior written notice of such Investment; (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom and (C) at the time the Borrower gives notice pursuant to clause (ii)(A) of this subsection (or prior to consummating such Investment, if no such notice is required), the Borrower shall have delivered to the Administrative Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Loan Parties with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 6.07, after giving effect to such Investment, (g) Equity Interests of other Persons including common shares, preferred shares and mutual funds, and in mortgage notes, in an aggregate amount not to exceed 20% of the Total Asset Value and so long as immediately prior to making such Investment, and immediately after giving effect thereto, no Event of Default has occurred or would result therefrom, (h) other short term liquid Investments approved by the Administrative Agent and (i) Investments in the Borrower. Notwithstanding anything to the contrary contained herein, each of the Borrower Group Entities shall be permitted to own, operate and maintain their respective Equity Interests in, and loans and advances to, the applicable Borrower Group Entities. Any other provisions of the Loan Documents to the contrary notwithstanding, other than as set forth in Section 5.16 there shall be no limitation on the ability of any Loan Party to make equity or debt investments in or contributions to any other Loan Party.

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Section 6.05 Swap Agreements. The Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreement, except Swap Agreements entered into for non-speculative purposes; provided that such Swap Agreements do not cause non-compliance with the financial covenants set forth in Section 6.07 or cause a Borrowing Base Property to fail to meet the criteria for an Eligible Property.

Section 6.06 Restricted Payments. The Borrower will not, and will not permit any of the other Loan Parties to, declare or make, directly or indirectly, any Restricted Payment except the following so long as, with respect to clauses (a), (c), (d), (f), (h), (j) and (k) below, no Default shall have occurred and be continuing at the time of any action described below or would result from any such action:

(a) any Restricted Payment to the extent all Restricted Payments in any fiscal year and made pursuant to this clause (a) do not exceed 95% of the aggregate amount of FFO of the Borrower and its Subsidiaries for such period;

(b) Restricted Payments required in order to enable the REIT to continue to maintain its REIT status;

(c) Restricted Payments to its equity owners pursuant to Section 5.2 of the Agreement of Limited Partnership of American Realty Capital Global Operating Partnership, L.P., as of the date of this Agreement;

(d) each Subsidiary may make Restricted Payments to the REIT, the Borrower, and any other Borrower Group Entity that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(e) any Loan Party may declare and make dividend payments or other distributions payable solely in the common Equity Interests or other Equity Interests of such Loan Party or its subsidiary including (i) “cashless exercises” of options granted under any share option plan adopted by the REIT, (ii) distributions of rights or equity securities under any rights plan adopted by the Borrower or the REIT, and (iii) distributions (or effect stock splits or reverse stock splits) with respect to its Equity Interests payable solely in additional shares of its Equity Interests;

(f) the Borrower and the REIT may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common Equity Interests or other Equity Interests;

(g) the REIT or the Borrower may issue or sell Equity Interests; provided that such sale of Equity Interests does not result in a Change of Control;

(h) the REIT, the Borrower and each other Loan Party may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the REIT, the Borrower or such other Loan Party;

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(i) the REIT, the Borrower and the each other Loan Party may make Restricted Payments in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance-based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of the REIT, the Borrower or such other Loan Party;

(j) the REIT may, and the Borrower may make dividends or distributions to the REIT to allow the REIT to, make payments in connection with share repurchase programs or dividend reinvestment programs, including payments by the REIT pursuant to the Distribution Reinvestment Plan;

(k) the REIT, the Borrower or any other Loan Party may declare and make any Restricted Payment of non-core assets (or the Equity Interest of any subsidiary the sole assets of which are non-core assets) acquired in a Fundamental Change; provided that (i) such Restricted Payment shall be made within 360 days of such Fundamental Change, (ii) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default and no Event of Default has occurred or would result therefrom and (iii) the Borrower and the REIT will remain in pro forma compliance with the covenants set forth in Section 6.07 after giving effect to such Restricted Payment; and

(l) the REIT or the Borrower may, and the Borrower may make dividends or distributions to the REIT to allow the REIT to make, any (i) redemption or cash settlement payments and (ii) any cash interest payments, in each case, in accordance with the terms of any series of convertible Indebtedness of the REIT or the Borrower and issued by the REIT or the Borrower and otherwise permitted hereunder.

Section 6.07 Certain Financial Covenants. The Borrower will not permit the non-compliance with any of the following covenants and ratios at any time, such covenants and ratios to be tested as of the last day of each Fiscal Quarter for the Measuring Period falling within such Fiscal Quarter and to be adjusted to take into account any Borrowings and additions and releases of Borrowing Base Properties and Dispositions of Non-Borrowing Base Properties occurring subsequent to such Measuring Period but prior to the delivery of the financial statements required to test such covenants and ratios:

(a) Maximum Borrowing Base Debt Service Coverage Ratio. The Borrowing Base Debt Service Coverage Ratio shall not be less than 1.60 to 1.00.

(b) Minimum Borrowing Base Domestic Debt Service Coverage Ratio. The Borrowing Base Domestic Debt Service Coverage Ratio shall not be less than (i) 1.15 to 1.00 at any time through April 30, 2014, (ii) 1.35 to 1 at any time during the period commencing on May 1, 2014 and continuing through January 31, 2015, (iii) 1.45 to 1 at any time commencing on February 1, 2015 and continuing through October 31, 2015 and (iv) 1.60 to 1 at any time during the period commencing on November 1, 2015 and continuing through the Maturity Date.

(c) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth shall not be less than the sum of (i) $30,856,000 plus (ii) an amount equal to eighty-five percent (85%) of the aggregate amount of any net cash proceeds of any Equity Issuances received by the REIT or the Borrower after the Effective Date (other than proceeds received within ninety (90) days after the redemption, retirement or repurchase of ownership or equity interests in the Borrower or the REIT, up to the amount paid by the Borrower or the REIT in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that the Consolidated Tangible Net Worth shall not have increased as a result of any such proceeds).

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(d) Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed (i) sixty-five percent (65%) during the first year after the Effective Date or (ii) sixty percent (60%) thereafter.

(e) Maximum Consolidated Secured Debt Ratio. The Consolidated Secured Debt Ratio shall not exceed fifty percent (50%).

(f) Minimum Consolidated Fixed Charges Coverage Ratio. The Consolidated Fixed Charges Coverage Ratio shall not be less 1.60 to 1.00.

(g) Maximum Consolidated Secured Recourse Indebtedness Ratio. The Consolidated Secured Recourse Indebtedness Ratio shall not exceed twenty percent (20%).

(h) Borrowing Base Criteria. Once the Minimum Borrowing Base Criteria have been satisfied, (i) the Determined Borrowing Base Value shall not be less than $75,000,000 and (ii) the number of Borrowing Base Properties shall not be less than four (4).

Section 6.08 Transactions with Affiliates. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower, such Loan Party or any Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties;

(b) transactions between or among the REIT, the Borrower and its Subsidiaries not involving any other Affiliate;

(c) any Restricted Payment permitted by Section 6.06;

(d) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of the Loan Parties or the issuance of directors’ or nominees’ qualifying shares;

(e) compensation and indemnification arrangements for directors (or equivalent), officers and employees of the REIT, the Borrower and the Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interests to directors (or equivalent), officers and employees of the REIT, Borrower and the Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement;

(f) Investments permitted by Section 6.04; and

(g) the performance of obligations under any management agreement or other agreement existing on the date hereof with the Advisor and its Affiliates for advisory, management or similar services, as such agreements may be amended or modified after the date hereof, to the extent any such amendment or modification is not materially adverse to the interests of the Administrative Agent or any Lender.

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Section 6.09 Restrictive Agreements. The Borrower will not, and will not permit any of the Loan Parties or any of their subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of the Borrower or the Loan Parties or any of their subsidiaries to create, incur or permit to exist any Lien upon any Borrowing Base Property or Equity Interests of any Subsidiary Guarantor; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by the Loan Documents, (b) restrictions and conditions existing on the date hereof identified on Schedule 6.09, (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) customary provisions in leases and other contracts restricting the assignment thereof and (e) a provision conditioning a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios so long as such provision does not generally prohibit the encumbrance of such Person’s assets or the encumbrance of specific assets.

Section 6.10 Sanctions Laws and Regulations.

(a) The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Loan Party or any of their subsidiaries, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations , or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b) None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

Section 6.11 Organizational Documents. Without the prior written consent of Administrative Agent and the Required Lenders (which consents shall not be unreasonably withheld or delayed), the Borrower will not, and will not permit, any other Loan Party to, modify any of the terms or provisions in the Organizational Documents delivered in connection with Sections 2.05 or 4.01(g), except: (a) modifications necessary to clarify existing provisions of such Organizational Documents; (b) modifications which would have no material adverse, substantive effect on the rights or interests of the Lenders or the Issuing Bank in conjunction with the Loans or Letters of Credits or under the Loan Documents and (c) modifications in connection with mergers, consolidations, Investments and other transactions not otherwise prohibited by the other provisions of this Agreement.

Section 6.12 Fiscal Year. None of the Borrower Group Entities will change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

Section 6.13 [Intentionally Omitted]

Section 6.14 Dispositions. The Borrower will not, and will not permit any other Borrower Group Entity to, allow any Disposition to occur except for a merger, consolidation, sale, liquidiation or dissolution not prohibited by Section 6.03 or a Permitted Transfer. Notwithstanding anything to contrary contained in this Agreement, no consent of the Administrative Agent or the Lenders shall be required with respect to a Permitted Transfer and a Permitted Transfer shall not constitute an Event of Default. In connection with any Permitted Transfer, there shall be no prepayment or assumption fees payable to the Administrative Agent or any Lender, and the applicable Borrowing Group Entities shall be released from all liabilities, Liens and other undertakings in connection with the Loan Document, including the Guaranty and any grant of a security interest.

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Section 6.15 [Intentionally Omitted]

Section 6.16 Zoning. The Borrower shall not, and shall not permit any Subsidiary Guarantor to, without the Administrative Agent’s prior written consent, seek, make, consent to or acquiesce in any change or variance in any zoning or land use laws to the extent the same would have a material adverse effect on the use, occupancy or operation of any Borrowing Base Property for its intended use. The Borrower shall not use or permit the use of any portion of any Borrowing Base Property in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other Laws, or amend or modify any agreements relating to zoning or land use matters or permit the joinder or merger of lots for zoning, land use or other purposes, in each case, unless (a) at least five (5) Business Days’ prior written notice thereof has been given to the Administrative Agent and (b) if such use, amendment, modification, joinder or merger would have a material adverse effect (x) the use, occupancy or operation of any Borrowing Base Property for its intended use, (y) the ability of the Subsidiary Guarantor that owns such Borrowing Base Property to perform any of its material obligations under any Loan Document to which it is a party or (z) the rights of or benefits available to the Lenders under any Loan Document, then Administrative Agent shall have given its prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Further, the Borrower shall not, and shall not permit any Subsidiary Guarantor to, file or subject any part of any Borrowing Base Property to any declaration of condominium or co-operative or convert any part of any Borrowing Base Property to a condominium, co-operative or other direct or indirect form of multiple ownership and governance unless (i) at least five (5) Business Days’ prior written notice thereof has been given to the Administrative Agent and (ii) if such filing, subjection or conversion would have a material adverse effect on (x) the use, occupancy or operation of any Borrowing Base Property for its intended use, (y) the ability of the Subsidiary Guarantor that owns such Borrowing Base Property to perform any of its material obligations under any Loan Document to which it is a party or (z) the rights of or benefits available to the Lenders under any Loan Document, then the Administrative Agent shall have given its prior written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.17 [Intentionally Omitted]

Section 6.18 Accounting. The Borrower will not, and will not permit any other Borrower Group Entity to, make any material change in accounting policies or reporting practices, except as required by GAAP, FASB, Securities Exchange Commission or other Governmental Authority.

Section 6.19 Sale Leasebacks. The Borrower will not, and will not permit any other Loan Party to, enter into any sale and leaseback transaction with respect to any Borrowing Base Property, other than as the purchaser-lessor at the time of the acquisition thereof.

Section 6.20 Improvements. The Borrower shall not cause, nor shall the Borrower permit, any improvements constructed on a Borrowing Base Property after it becomes a Borrowing Base Property under this Agreement to (a) be outside the boundaries of such Borrowing Base Property (or building restriction or setback lines applicable thereto) or (b) encroach upon or violate any easements or any other encumbrance upon such Borrowing Base Property unless, in either case, the same does not have a material adverse effect on the use, occupancy or operation of such Borrowing Base Property for its intended use.

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Section 6.21 Rights of Access. The Borrower shall not cause, nor shall the Borrower permit, any Borrowing Base Property to have less than adequate rights of access to public ways or to not be served by adequate electric, gas, water, sewer, sanitary sewer and storm drain facilities.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of the Loan Parties) or 5.08 or in Article VI (other than Section 6.07);

(e) the Borrower shall fail to comply with the financial covenants set forth in Section 6.07 for a period of ten (10) Business Days after notice thereof from the Administrative Agent;

(f) [intentionally omitted];

(g) [intentionally omitted];

(h) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c), (d), (e), or (f) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender); provided that if such failure cannot be remedied within such 30-day period and such failure is susceptible of remedy and the Borrower is proceeding with diligence and in good faith to remedy such failure, then such 30-day cure period shall be extended for an additional sixty (60) days;

(i) the Borrower or any other Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness (other than Non-Recourse Indebtedness), when and as the same shall become due and payable, after giving effect to any applicable grace period;

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(j) any event or condition occurs that results in any Material Indebtedness (other than Non-Recourse Indebtedness) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (j) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) any redemption, conversion or settlement of any convertible Material Indebtedness of the REIT or the Borrower (and cash in lieu of fractional shares or units) and/or cash (in lieu of such Equity Interests in an amount determined by reference to the price of the common stock of the REIT at the time of such redemption, conversion or settlement) pursuant to its terms unless such redemption, conversion or settlement results from a default thereunder or an event of a type that constitutes an Event of Default;

(k) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of one or more Loan Parties or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(l) one or more Loan Parties shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (k) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, or (v) make a general assignment for the benefit of creditors;

(m) one or more Loan Parties shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(n) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 shall be rendered against one or more Loan Parties and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any Loan Party to enforce any such judgment;

(o) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(p) a Change in Control shall occur, unless such Change in Control is approved in advance by the Administrative Agent;

(q) the REIT or the Borrower shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by the REIT or the Borrower seeking the termination, dissolution or liquidation of such Person;

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(r) any Guarantor shall (i) at any time attempt to rescind or revoke its obligations under the Guaranty, with respect to future transactions or otherwise, (ii) at any time fail to make a payment pursuant to the terms of, or otherwise breach the obligations of, Section 2 of the Guaranty or (iii) for more than thirty (30) days after notice from the Administrative Agent, default in the observance or performance of any other covenant or agreement contained in, or otherwise fail to observe or perform any term or provision of, the Guaranty; or

(s) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens not prohibited under Section 6.02), or, except for expiration in accordance with its terms or release in accordance with the terms of the Loan Documents, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (k) or (l) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (k) or (l) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

In addition to any other rights and remedies granted to them in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Borrower or any other Loan Party of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Article VII, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to the Borrower or any other Loan Party. To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights granted to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document after the occurrence and during the continuation of an Event of Default. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, the other Loan Parties or any of their subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower Group Entities that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the written consent of the Borrower (not to be unreasonably withheld, conditioned or delayed) so long as no Event of Default has occurred and is continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and, to the extent required, consented to by the Borrower, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

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ARTICLE IX

Miscellaneous

Section 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 405 Park Avenue, 15th Floor, New York, New York 10022, Attention of General Counsel (Telecopy No. 212-421-5799), with a copy to it at 405 Park Avenue, 15th Floor, New York, New York 10022, Attention of Chief Financial Officer (Telecopy No. 212-421-5799);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Commercial Real Estate Loan Administration, Chase Tower Phoenix, 201 N. Central Avenue, 14th Floor, AZ1-1009, Phoenix, Arizona 85004, Attention of Chris Jennings (Telecopy No. 602-221-1116), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Rita Lai (Telecopy No. 212-534-6301); and for e-mail communications permitted hereunder to christine.l.jennings@jpmorgan.com and onebase@jpmchase.com;

(iii) if to the Issuing Bank, to it at 201 N. Central Avenue, 14th Floor, AZ1-1009, Phoenix, Arizona 85004, Attention of Chris Jennings (Telecopy No. 602-221-1116); and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d) Electronic Systems.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

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Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates, including (x) the reasonable and documented fees, charges and disbursements of one counsel for the Administrative Agent (and, to the extent the Administrative Agent reasonably requires, additional legal counsel in any jurisdiction located outside of the State of New York (including the jurisdiction of any other State of the United States or any foreign jurisdiction)), in connection with the due diligence related to the Transactions, the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) , (y) the reasonable and documented out-of-pocket costs incurred by the Administrative Agent in connection with the inspection of the proposed Borrowing Base Properties on an annual basis and (z) the reasonable and documented out-of-pocket cost incurred by the Administrative Agent and an insurance consultant and for the review of Appraisals, Environmental Reports and PNAs, (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) The Borrower shall indemnify the Administrative Agent, the Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or wilful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

(d) To the extent permitted by Applicable Law, no party hereto shall assert, and each such party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e) All amounts due under this Section shall be payable not later than ten (10) days after written demand therefor.

Section 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that, the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee (other than an Ineligible Institution);

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(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and

(C) the Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and Applicable Laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower or any of its Affiliates, (d) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business or (e) any publicly traded or privately held real estate investment trust or any Affiliate thereof; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institutions if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Credit Exposure or Commitments, as the case may be.

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(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under 2.17(g) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to any Borrower Group Entity or any of their Affiliates without the prior consent of each Lender.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

96

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (but not to an Ineligible Institution) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations (but not to an Ineligible Institution), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to the Borrower Group Entities or their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

97

Section 9.13 Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.14 [Intentionally Omitted]

Section 9.15 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

98

Section 9.16 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:
AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:	American Realty Capital Global Trust, Inc., a Maryland corporation, its general partner
By:	/s/ Andrew Winer
	Name:	Andrew Winer
	Title:	Chief Investment Officer

[signatures continue on following page]

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, N.A.
By:	/s/ Rita Lai
	Name:	Rita Lai
	Title:	Senior Credit Banker

LENDERS:
JPMORGAN CHASE BANK, N.A.
By:	/s/ Rita Lai
	Name:	Rita Lai
	Title:	Senior Credit Banker

[end of signatures]

SCHEDULE 1.01 -- INITIAL GUARANTORS

1.	American Realty Capital Global Trust, Inc., a Maryland corporation

2.	ARC Global Holdco, LLC, a Delaware limited liability company

SCHEDULE 2.01 – COMMITMENTS

Lender	Commitment
JPMorgan Chase Bank, N.A.	$50,000,000
Total Commitments	$50,000,000

SCHEDULE 2.05 -- INITIAL BORROWING BASE PROPERTIES

None.

SCHEDULE 3.06 -- DISCLOSED MATTERS

None.

SCHEDULE 3.13 -- MATERIAL INDEBTEDNESS

See Schedule 6.01

SCHEDULE 3.15 -- SUBSIDIARIES AND INVESTMENTS

Part A:

[see attached structure chart]

Part B:

None.

SCHEDULE 3.16 -- REAL PROPERTIES

Property Address	Owned/Ground Leased	Owner/Ground Lessee
58-62 Scotch Street, Carlisle, United Kingdom	Owned	ARC MCCARUK001, LLC
Preston New Road, Blackpool, United Kingdom	Owned	ARC WKBPLUK001, LLC
Rhyd-Y-Car Business Park, Merthyr Tydfil, United Kingdom	Owned	ARC EEMTRUK001, LLC

SCHEDULE 6.01 -- EXISTING INDEBTEDNESS

1.	2002 Master Agreement, dated as of May 1, 2013, between JPMorgan Chase Bank, National Association (“JPMorgan”) and ARC WKBPLUK001, LLC, as amended by that Second Amendment, dated as of May 30, 2012; relating to variable rate debt with interest rate swap to fixed rate debt -£1,946,500

2.	Guaranty, dated as of May 30, 2013, between ARC Global Holdco, LLC (“Global”) and JPMorgan; guaranty of ARC WKBPLUK001, LLC’s obligations under item 1 on this Schedule

3.	2002 Master Agreement, dated as of May 20, 2013, between JPMorgan and ARC EEMTRUK001, LLC; relating to variable rate debt with interest rate swap to fixed rate debt -£4,000,000

4.	Guaranty, dated as of May 20, 2013, between Global and JPMorgan; guaranty of ARC EEMTRUK001, LLC’s obligations under item 3 on this Schedule

5.	2002 Master Agreement, dated as of October 26, 2012, between RBS Citizens, N.A. and Global; relating to fixed rate debt - £760,000

6.	Loan, dated October 30, 2012, from Banco Santander to ARC EEMTRUK001, LLC; principal amount of $6,182,400

7.	Loan, dated May 3, 2013, from Banco Santander to ARC MCCARUK001, LLC; principal amount of $1,218,736

8.	Loan, dated June 7, 2013, from Banco Santander to ARC WKBPLUK001, LLC; principal amount of $3,028,754

SCHEDULE 6.02 -- EXISTING LIENS

The mortgage liens in favor of Banco Santander securing the following loans:

1.	Loan, dated October 30, 2012, from Banco Santander to ARC EEMTRUK001, LLC

2.	Loan, dated May 3, 2013, from Banco Santander to ARC MCCARUK001, LLC

3.	Loan, dated June 7, 2013, from Banco Santander to ARC WKBPLUK001, LLC

SCHEDULE 6.04 -- EXISTING INVESTMENTS

None.

SCHEDULE 6.09 -- EXISTING RESTRICTIONS

None.

EXHIBIT A -- FORM of ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________
2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender][1] ]
3.	Borrower:	American Realty Capital Global Operating Partnership, L.P., a Delaware limited partnership
4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

1 Select as applicable.

5.	Credit Agreement:	The Credit Agreement dated as of July 25, 2013 among American Realty Capital Global Operating Partnership, L.P., the Lenders parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[remainder of page intentionally left blank]

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:
ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:

[Consented to and]3 Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By:
Title:
Name:

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:
Title:
Name:

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

4 To be added only if the consent of the Borrower and/or other parties (e.g. Issuing Bank or the Borrower) is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B -- Form of Note

PROMISSORY NOTE

$______________	__________, 201_
New York, New York

FOR VALUE RECEIVED, AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Maker”), hereby promises to pay to the order of __________________________ (the “Lender”), in accordance with the Credit Agreement (as hereinafter defined), the principal sum of _______________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Maker under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement dated as of July 25, 2013 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) among Maker, the lenders party thereto (including the Lender) and JPMorgan Chase Bank, N.A., as Administrative Agent, and evidences Loans made by the Lender thereunder. Each initially capitalized term used but not defined in this Note has the meaning assigned to such term in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, interest and other sums due and payable hereon, all costs of collecting or attempting to collect this Note, including attorneys’ fees and disbursements.

All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

Except as permitted by Section 9.04 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:

AMERICAN REALTY CAPITAL GLOBAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	American Realty Capital Global Trust, Inc., a Maryland corporation, its general partner

By:
Name:
Title:

EXHIBIT C -- FORM OF GUARANTY

[see attached]

EXHIBIT D -- FORM OF COMPLIANCE CERTIFCATE

COMPLIANCE CERTIFICATE

_____________________, 20__

JPMorgan Chase Bank, N.A.

270 Park Avenue

New York, New York 10017

Attention: The Administrative Agent to the Credit Agreement referred to below

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Each initially capitalized term used herein, and not otherwise defined herein, has meaning given it in the Credit Agreement.

Pursuant to Section [2.05(c)(vii)] [2.05(e)(i)(A)] [2.09(d)(i)(G)] [2.09(d)(ii)(G)] [4.01(i)] [5.01(d)] of the Credit Agreement, the undersigned hereby certifies to the Administrative Agent and the Lenders that:

1. The undersigned is a Financial Officer of the Borrower.

2. The undersigned has reviewed the Loan Documents and the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide reasonable detail of the transactions and financial conditions of the Borrower as provided in this Compliance Certificate.

3. As of the date of this Compliance Certificate, no Default and no Event of Default exists and no condition or event which constitutes a mandatory prepayment event has occurred. [if such is not the case, specify the nature of such Default or Event of Default or mandatory prepayment event, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default, Event of Default or mandatory prepayment event].

4. As of the date of this Compliance Certificate, no change in GAAP or in the application thereof has occurred since the date of the audited financial statements, as furnished to the Administrative Agent in accordance with Section 3.04 of the Credit Agreement. [if such is not the case, specify the effect of such change on the financial statements].

5. The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of the date hereof.

6. Attached hereto as Schedule ___ is a summary of the Borrowing Base Properties.

7. Attached hereto as Schedule ___ is a summary of the Non-Borrowing Base Properties.

8. [Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 2.05(f) and 6.07 of the Credit Agreement as of the most recently ended Fiscal Quarter.]5

[In connection with the Borrower’s request that [_________________________] be released from the Borrowing Base, attached hereto as Schedule ___ are reasonably detailed calculations establishing that after giving effect to such release the Borrower and its Subsidiaries will be in compliance with the financial covenants set forth in Sections 2.05(f) and 6.07 of the Credit Agreement.]6

[In connection with the Borrower’s request that [_________________________] be included as the Borrowing Base, (A) attached hereto as Schedule __ are reasonably detailed calculations establishing that on a pro forma basis, the aggregate Credit Exposure of all of the Lenders will not exceed the Borrowing Base after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request and (B) attached hereto as Schedule __ are reasonably detailed calculations establishing that the Borrower is in compliance with the covenants contained in Sections 2.05(f) and 6.07 of the Credit Agreement as of the most recently ended Fiscal Quarter as to which financial statements have been delivered to the Administrative Agent and after giving effect to such request and any prepayment to be made and/or the acceptance of any Approved Eligible Property as an additional or replacement Borrowing Base Property to be given concurrently with such request.]7

[Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 2.05(f) and 6.07 of the Credit Agreement as of the end of the most recent Measuring Period ending at least forty-five days prior to Initial Maturity Date.]8

[Attached hereto as Schedule ___ are reasonably detailed calculations establishing that the Borrower and its Subsidiaries are in compliance with the covenants contained in Sections 2.05(f) and 6.07 of the Credit Agreement as of the end of the most recent Measuring Period ending at least forty-five days prior to First Extended Maturity Date.]9

9. As of the date of this Compliance Certificate, no material change in accounting policies or financial reporting practices by the Borrower, the REIT or any of their respective subsidiaries has occurred since the date of the most recent financial statements furnished to the Administrative Agent in accordance with Section [3.04]10[5.01]11 of the Credit Agreement. [if such is not the case, specify the effect of such change on the financial statements]

10. [Schedule ___ attached hereto details the amount of additional cash equity raised by the Borrower and the REIT during the Fiscal Quarter ended immediately prior to the delivery of this Compliance Certificate.]12

5 Insert for Compliance Certificates given pursuant to Section 4.01(i) and Section 5.01.

6 Insert for Compliance Certificates given pursuant to Section 2.05(e)(i)(A).

7 Insert for Compliance Certificates given pursuant to Section 2.05(c)(vii).

8 Insert for the Compliance Certificate given pursuant to Section 2.09(d)(i)(G).

9 Insert for the Compliance Certificate given pursuant to Section 2.09(d)(ii)(G).

10 Insert for Compliance Certificate given pursuant to Section 4.01(i).

11 Insert for Compliance Certificate given pursuant to Section 5.01.

12 Insert for Compliance Certificate given pursuant to Section 5.01 until the Borrower and the REIT have raised an aggregate amount of $200,000,000 of additional cash equity since the Effective Date or a Borrowing Base Availability Termination Event has occurred.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

______________________

[attach all appropriate schedules]

EXHIBIT E -- FORM OF CONTRIBUTION AGREEMENT

[see attached]

EXHIBIT F -- FORM OF JOINDER AGREEMENT

FORM OF JOINDER AGREEMENT

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Re:	American Realty Capital Global Operating Partnership, L.P.

Date:	_________________ ___, 201__

Ladies and Gentlemen:

This Joinder Agreement is made and delivered pursuant to Section 2.05(c)(ii) of that certain Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Each initially capitalized term used in this Joinder Agreement and not otherwise defined herein has the meaning assigned to such term in the Credit Agreement.

The undersigned, ___________________________ [insert name of joining Guarantor], a ___________________________________________, is a Subsidiary and an owner of one or more Borrowing Base Properties, and hereby acknowledges that the undersigned is a “Guarantor” for all purposes of the Guaranty, and assumes all of the liabilities, duties and obligations of a “Guarantor” thereunder, effective from the date hereof, jointly and severally with each other “Guarantor” thereunder. The undersigned hereby agrees it will perform all of the obligations of a “Guarantor” under, and that it is bound in all respects by the terms of, the Guaranty to the same extent and with the same force and effect as if the undersigned were an original signatory thereto. Additionally, and without limitation of the foregoing, the undersigned expressly consents to, ratifies and adopts for itself, all of the waivers set forth in the Guaranty.

The undersigned confirms that the representations and warranties set forth in the Guaranty are true and correct in all material respects as to the undersigned as of the date hereof. In addition to the foregoing, the undersigned confirms that the representations and warranties that are set forth in Article III of the Credit Agreement and are applicable to the undersigned are true and correct in all material respects as to the undersigned as of the date hereof (except that if any such representation and warranty expressly relates to an earlier date, then such representation and warranty shall be true and correct in all material respects as of such earlier date).

Additionally, the undersigned hereby agrees to observe, perform and comply with all covenants applicable to the undersigned set forth in Articles V and VI of the Credit Agreement that by their terms a Borrower is required to cause the undersigned to observe, perform and comply with, as if such covenants were set forth in full herein.

This Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement, as of the date first above written.

_____________________, a ____________________________

By:
Name:
Title:

EXHIBIT G-1 -- [INTENTIONALLY OMITTED]

EXHIBIT G-2 -- [INTENTIONALLY OMITTED]

EXHIBIT H -- FORM OF PLEDGE AGREEMENT

[see attached]

EXHIBIT I – [INTENTIONALLY OMITTED]

EXHIBIT J -- [INTENTIONALLY OMITTED]

EXHIBIT K-1 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:	________ __, 20[ ]

EXHIBIT K-2 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	________ __, 20[ ]

EXHIBIT K-3 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:
Date:	________ __, 20[ ]

EXHIBIT K-4 -- FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 25, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Realty Capital Global Operating Partnership, L.P., each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date:	________ __, 20[ ]